SCHEDULE 14A
                             (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[x] Preliminary Proxy Statement     [ ] Confidential, for Use of the
                                        Commission Only (as permitted
                                        by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                       Ag Services of America, Inc.
          (Name of Registrant as Specified in its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
    (1) Title of each class of securities to which transaction applies:
        Common Stock, no par value per share

    (2) Aggregate number of securities to which transaction applies:
        5,479,514 shares of common stock and options to purchase 22,480 shares of common stock.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        the sum of (i) 5,479,514 shares of common stock at $8.50 per share and (ii) cash-out of 22,480 shares of common stock subject to options at an aggregate cost of $29,060.

    (4) Proposed maximum aggregate value of transaction: $46,604,929

    (5) Total fee paid: $3,770.34

[ ] Fee paid previously with preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

November __, 2003

Dear Shareholder:

     As you may know, on October 31, 2003, Ag Services of America, Inc. entered into an agreement and plan of reorganization and a related agreement and plan of merger, which we refer to collectively as the merger agreement, with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Rabobank Nederland, which we refer to as Rabobank, and a subsidiary of Rabobank pursuant to which we will become a wholly-owned subsidiary of Rabobank. A special meeting of our shareholders will be held on Tuesday, December 30, 2003, at 9:00 A.M., Central Standard Time, to vote on a proposal to approve the merger agreement so that the merger can occur, subject to the satisfaction of certain other closing conditions. The meeting will be held at our corporate headquarters at 1309 Technology Parkway, Cedar Falls, Iowa. Notice of this special meeting is enclosed.

     Upon completion of the merger, you will be entitled to receive $8.50 in cash for each share of Ag Services common stock that you own. This price represents a 41% premium over the average closing price per share for the thirty trading days prior to the public announcement that Ag Services and Rabobank had entered into the merger agreement.

     This proxy statement gives you detailed information about the special meeting and the merger and includes the merger agreement as Annex A. The receipt of cash in exchange for shares of common stock in the merger will constitute a taxable transaction to U.S. taxpayers for U.S. federal income tax purposes. We encourage you to read the proxy statement and the merger agreement carefully.

     In connection with its evaluation of the merger, the board of directors considered a number of factors, including the written opinion of Burnham Securities Inc., delivered on October 31, 2003, to a special committee of our board of directors to the effect that, based upon and subject to the factors and assumptions set forth in that opinion, the $8.50 in cash per share to be received by holders of shares of Ag Services common stock pursuant to the merger agreement is fair from a financial point of view to those holders. The Burnham Securities opinion is not a recommendation as to how any holder of shares of Ag Services common stock should vote with respect to the merger. The written opinion of Burnham Securities is attached as Annex B to the proxy statement, and you should read it carefully.

     Our board of directors has fixed the close of business on November 25, 2003, as the record date for the special meeting and only holders of common stock on the record date are entitled to vote at the special meeting. On the record date, there were 5,479,514 shares of common stock outstanding and entitled to vote.

     Our directors, who own or control a total of 1,142,067 shares of our common stock, representing approximately 21% of all outstanding shares, have entered into an agreement in which they agreed to vote in favor of approving the merger agreement.

     As described in the enclosed materials, our board of directors has unanimously approved the merger agreement and determined that the merger agreement and the merger are fair to, and in the best interests of, Ag Services and our shareholders. The board of directors recommends a vote "for" the merger agreement.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENCLOSED PRE-PAID ENVELOPE. SUBMITTING YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON.

     Our board of directors and management appreciate your continuing support of our company, and we hope you will support this important transaction.

                                               Sincerely,

                                               -------------------------
                                               Henry C. Jungling, Jr.
                                               President


                                               -------------------------
                                               Gaylen D. Miller
                                               Chairman of the Board


                                               -------------------------
                                               Kevin D. Schipper
                                               Chief Executive Officer
                                                 and Secretary


       This proxy statement is dated November ___, 2003 and is first being mailed to shareholders on or about November ___, 2003.

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON DECEMBER 30, 2003


Dear Ag Services of America, Inc. Shareholder,

     It is my pleasure to invite you to the special meeting of the shareholders of Ag Services of America, Inc., an Iowa corporation, to be held on Tuesday, December 30, 2003, at our corporate headquarters, 1309 Technology Parkway, Cedar Falls, Iowa, at 9:00 a.m., Central
Standard Time.

     At the special meeting, we will ask you to consider and vote on a proposal to approve an agreement and plan of reorganization and a related agreement and plan of merger that we entered into on October 31, 2003 with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Rabobank Nederland ("Rabobank") and Utrecht-America Acquisition Corp. II, a wholly-owned subsidiary of Rabobank, pursuant to which, among other things, we will merge with the subsidiary of Rabobank and holders of our common stock will be entitled to a cash payment of $8.50 per share.

     The accompanying proxy statement describes the proposal in greater detail. If you were a shareholder at the close of business on November 25, 2003, you are entitled to notice of, and you may vote at, the special meeting.

     Whether or not you plan to attend the special meeting, we ask that you submit your proxy as soon as possible so that your shares can be voted at this meeting. You may vote by mailing a traditional proxy card or by voting in person. Submitting your proxy will NOT prevent you from voting in person. Please review the instructions on the enclosed proxy card and in the proxy statement regarding your voting options.

                                   By order of the board of directors,


                                   Kevin D. Schipper
                                   Corporate Secretary


Cedar Falls, IA
November  ___, 2003


                          YOUR VOTE IS IMPORTANT
      Please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed return envelope.

                          TABLE OF CONTENTS
                                                                    Page

QUESTIONS AND ANSWERS ABOUT THE PROPOSAL AND THE SPECIAL MEETING      1

SUMMARY                                                               4

The Proposed Merger                                                   4
The Parties to the Merger Agreement                                   4
What You Will be Entitled to Receive Upon Completion of the Merger    4
The Special Meeting                                                   4
Shareholder Voting Agreement                                          5
Recommendation of Our Board of Directors                              5
Opinion of Our Financial Advisor                                      5
Interests of Certain Persons in the Transaction                       6
Appraisal Rights                                                      6
Conditions to the Transactions                                        6
Termination of the Merger Agreement                                   6
Additional Information                                                7

THE PARTIES TO THE AGREEMENT AND PLAN OF REORGANIZATION               8

Ag Services of America, Inc.                                          8
Cooperatieve Centrale Raiffensen-Boerenleenbank B.A.,
     Rabobank Nederland                                               8
Utrecht-America Acquisition Corp. II                                  8

THE SPECIAL MEETING                                                   9

Date, Time and Place                                                  9
Matter to Be Considered                                               9
Record Date and Shares Entitled to Vote; Procedures for Voting;
     Quorum                                                           9
Vote Required                                                         9
Voting of Proxies                                                    10
Revocability of Proxies                                              10
Proxy Solicitation                                                   10

THE MERGER                                                           12

Background of the Merger                                             12
Reasons for the Merger                                               16
Factors Considered by the Board                                      17
Opinion of Our Financial Advisor                                     18
Financing of the Merger                                              26
Material U.S. Federal Income Tax Consequences of the Merger to our
     Shareholders                                                    26
Regulatory Considerations                                            27
Appraisal Rights                                                     27
Shareholder Voting Agreements                                        28
Interests of Certain Persons in the Merger                           28
Employment Agreements                                                29
Consultancy and Non-Competition Agreements                           30

PROPOSAL - APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION          31

Agreement and Plan of Reorganization                                 31
The Merger                                                           31
Merger Consideration                                                 31

Treatment of Stock Options                                           31
Directors and Officers                                               31
Charter and Bylaws                                                   32
Payment for the Shares                                               32
Representations and Warranties                                       32
Conduct of Business Pending the Merger                               34
Efforts to Complete the Merger                                       35
Conditions to the Merger                                             35
Termination of the Merger Agreement                                  37
Termination Fees                                                     38
Amendment, Extension and Waiver                                      39

BENEFICIAL OWNERSHIP OF COMMON STOCK AND CORPORATE INFORMATION       39

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS            40

WHERE YOU CAN FIND MORE INFORMATION                                  42

ANNEX A - AGREEMENT AND PLAN OF REORGANIZATION                      A-1

ANNEX B - OPINION OF BURNHAM SECURITIES INC.                        B-1

QUESTIONS AND ANSWERS ABOUT THE PROPOSAL AND THE SPECIAL MEETING

     Below are brief answers to frequently asked questions concerning the proposals and the special meeting. These questions and answers do not, and are not intended to, address all the information that may be important to you. You should read the summary and the remainder of this proxy statement, including all annexes, carefully.

1.  Q:  Why Did You Send Me This Proxy Statement?

A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at a special meeting of shareholders. This proxy statement summarizes the information you need to know to vote at the special meeting. However, you do not need to actually attend the special meeting to vote your shares. Instead, you may simply complete, date, and sign the enclosed proxy card and return it in the enclosed envelope.

    We intend to send this proxy statement, the attached Notice of Special Meeting and the enclosed proxy card on or about _____ __, 2003 to all shareholders of record at the close of business on November 25, 2003, the record date for the special meeting. At the close of business on the record date for the special meeting, there were 5,479,514 shares of our common stock entitled to vote on the matters to be voted upon at the special meeting. Our common stock is currently our only class of voting stock.

2.  Q:  What am I Being Asked to Vote on at the Special Meeting?

A: At our special meeting, we will ask you to consider and vote on a proposal to approve an agreement and plan of reorganization and a related agreement and plan of merger with Cooperatieve Centrale Raiffeisen-Boerenleen-bank B.A., Rabobank Nederland, which we refer to as Rabobank, and Utrecht-America Acquisi-tion Corp. II, a wholly-owned subsidiary of Rabobank, which we refer to as Merger Sub. Pursuant to the agreement and plan of reorganization and the related agreement and plan of merger, we will merge with Merger Sub, and become a wholly-owned subsidiary of Rabobank. You will be entitled to receive a cash payment of $8.50 per share for each share of our common stock you own, upon surrender of your stock certificates after completion of the merger.

3. Q: Is the Board of Directors Recommending that I Vote in Favor of the Proposal?

A: Yes. After considering a number of factors, our board of directors unanimously determined that the terms of the agreement and plan of reorganization and the related agreement and plan of merger, which we refer to collectively as the merger agreement, are in the best interests of Ag Services and our shareholders. Our board of directors recommends that you vote FOR approval of the merger agreement.

4.  Q:  How Many Votes Do I Have?

A: Each share of our common stock that you own entitles you to one vote on the matters to be voted on at the special meeting. The enclosed proxy card indicates the number of shares of our common stock that you own.

5.  Q:  What Vote Is Required to Approve the Proposal?

A: A quorum is necessary to hold a valid special meeting. A quorum is reached when the holders of at least a majority of the outstanding shares of stock entitled to be cast are present in person or represented by proxy. As long as a quorum is present, the merger will be approved if the number of shares cast in favor of the merger agreement exceeds the number of shares cast against the merger agreement.

6.  Q:  How Will the Votes be Counted?

A: All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If you indicate "ABSTAIN" on the proposal when granting your proxy, your shares will still count towards a quorum but will not be counted as a vote either for or against the proposal. Broker non-votes will be counted towards a quorum but will not be counted as a vote either for or against the proposal. Therefore, broker non-votes will not be counted in determining the number of votes on the proposal. Broker non-votes occur when brokers do not vote on some matters because they have not been authorized to vote by the beneficial owners of the shares and do not have discretionary authority to vote on those matters.

7.  Q:  How Do I Vote by Granting a Proxy?

A: If you are a shareholder of record, you may direct your vote by granting a proxy. You can grant your proxy by mailing in your completed, signed and dated proxy card. Whether or not you plan to attend the special meeting, we urge you to grant your proxy by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid
(for the United States only) envelope.

8. Q: How Do I Direct My Vote If My Shares Are Held in a Brokerage Account or By a Bank or Other Nominee?

A: If you are the beneficial owner of shares held for you in a brokerage account or by a bank or other nominee, you may direct your vote by submitting voting instructions to your broker, bank or nominee, which will grant a proxy in accordance with your instructions. To direct your vote, you should follow the instructions provided on the voting instructions card provided by your broker, bank or nominee.

   A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your broker or bank is participating in that program, you may be able to direct the voting of your shares by telephone, by calling the telephone number shown on the voting form that you receive from your broker or bank, or over the Internet at the voting website of ADP Investor Communications (www.proxyvote.com). If your broker or bank participates in a different program and provides different instructions for directing your vote telephonically or over the Internet, you should follow those instructions instead.

9.  Q:  How Will My Shares be Voted If I Grant My Proxy?

A: If you properly fill in your proxy card and send it to us in time to vote, the proxy holders named on your proxy card will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy holders will vote your shares "FOR" approval of the merger agreement as recommended by our board of directors.

10.  Q:  May I Revoke My Proxy?

A: If you grant your proxy, you may revoke it at any time before it is exercised at the special meeting by any one of the following three ways:

* filing a written notice of revocation with our Corporate Secretary no later than the special meeting;

* filing another executed proxy, which bears a later date, with our Corporate Secretary; or

* attending the special meeting and voting in person. Please note that simply attending the special meeting (but not voting) will NOT revoke your proxy.

11.  Q:  Can I Still Vote in Person if I Have Already Granted My Proxy?

A: Yes. If you plan to attend the special meeting and vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy issued in your name from the broker, bank or nominee indicating that you were the beneficial owner of the shares on November 25, 2003, the record date for voting. Granting your proxy will not affect your right to attend the special meeting and vote in person.

12.  Q:  Who Pays the Costs of Soliciting These Proxies?

A: We will pay all costs of soliciting these proxies, including preparing, assembling, printing and mailing the enclosed materials. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals. We may reimburse them for their expenses.

13. Q: Do I Have Appraisal Rights for the Proposal to be Considered at the Special Meeting?

A: As a shareholder, you are not entitled to appraisal rights in the event you dissent from approval of the proposal.

14.  Q:  Should I Send In My Stock Certificates Now?

A: No. After the merger is completed, you will be sent detailed written instructions for exchanging your Ag Services stock certificates for the merger consideration.

15.  Q:  Will I Owe Taxes As A Result Of The Merger?

A: The merger will be a taxable transaction for all U.S. holders of Ag Services common stock. As a result, assuming you are a U.S. taxpayer, the cash you receive in the merger for your shares of Ag Services common stock will be subject to the United States federal income tax and also may be taxed under applicable state, local, and other tax laws. In general, you will recognize gain or loss equal to the difference between
(1) the amount of cash you receive and (2) the adjusted tax basis of your shares of Ag Services common stock surrendered. Refer to the section entitled "The Merger -- Material U.S. Federal Income Tax Consequences of the Merger to Our Shareholders" on page _____ of this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

                                SUMMARY

     This summary, together with the preceding question and answer section, highlights important information relating to the agreement and plan of reorganization and the related agreement and plan of merger, which we collectively refer to as the merger agreement, and other matters discussed in greater detail elsewhere in this proxy statement. This summary includes parenthetical references to pages in other portions of this proxy statement containing a more detailed description of the topics presented in this summary. This summary does not contain all of the information you should consider before voting on the proposal. To more fully understand the matter to be considered at the special meeting, you should read carefully this entire proxy statement and all of its annexes, including the merger agreement which is attached as Annex A, before voting on whether to approve the proposal. In addition, we incorporate by reference important business and financial information about us into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions described in "Where You Can Find More Information."

The Proposed Merger

* In the merger, a wholly-owned subsidiary of Rabobank will merge with and into Ag Services with Ag Services continuing as the surviving corporation.

* Upon completion of the merger, each issued and outstanding share of our common stock will automatically be cancelled and cease to exist and will be converted into the right to receive $8.50 in cash, without interest, per share.

* As a result of the merger, Ag Services will cease to be an independent, publicly traded company and will become a wholly-owned subsidiary of Rabobank.

The Parties to the Merger Agreement  (page   )

*  Ag Services of America, Inc.

* Cooperatieve Centrale Raiffensen-Boerenlenbank B.A., Rabobank Nederland, which we refer to as Rabobank.

* Utrecht-America Acquisition Corp II, which we refer to as Merger Sub, is an Iowa corporation and a subsidiary of Rabobank.

What You Will be Entitled to Receive Upon Completion of the Merger (page   )

If we complete the merger, holders of our common stock will be entitled to receive merger consideration of $8.50 in cash, without interest, for each share of common stock that they own. After we complete the merger, holders of our common stock will no longer own Ag Services common stock and Rabobank will be the sole shareholder of Ag Services.

The Special Meeting (page   )

*  Date, Time and Place (page   ). The special meeting will take place on
Tuesday, December 30, 2003, at 9:00 a.m., local time, at 1309 Technology Parkway, Cedar Falls, Iowa.

*  Proposal to be Considered (page   ).  Shareholders will consider and
vote on a proposal to approve the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement.

*  Record Date and Shares Entitled to Vote; Quorum (page   ).  The record
date for determining the holders of shares of our common stock entitled to notice of, and to vote at, the special meeting is November 25, 2003. On the record date, 5,479,514 shares of our common stock were outstanding and entitled to vote on the proposal to approve the transaction. The presence, in person or by proxy, of shares representing at least a majority of all the votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the meeting.

*  Vote Required (page   ). The merger agreement will be approved if the
number of shares cast in favor of the merger agreement exceeds the number of shares cast against the merger agreement. Each share of our common stock is entitled to one vote. Our directors, who currently hold approximately 21% of our outstanding shares, have agreed to vote to approve the merger agreement.

*  Procedures for Voting (page   ). You may vote shares you hold of record
in either of two ways:

   *  by completing and returning the enclosed proxy card, or

   *  by voting in person at the special meeting.

If you hold shares of our common stock in "street name" through a broker or other financial institution, you must follow the instructions provided by the broker or other financial institution regarding how to instruct it to vote those shares.

*  Voting of Proxies (page   ).  Shares of common stock represented by
properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the meeting in accordance with the instructions indicated on the proxies. Shares of common stock represented by properly executed proxies for which no instruction is given will be voted FOR approval of the proposal.

*  Revocability of Proxies (page   ). Your proxy may be revoked at any
time before it is voted. If you complete and return the enclosed proxy card but wish to revoke it, you must either (1) file with our Corporate Secretary a written, later-dated notice of revocation, (2) send a later-dated proxy card to our Corporate Secretary at or before the special meeting, or (3) attend the special meeting and vote in person. Please note that your attendance at the meeting will not, by itself, revoke your proxy.

* Failure to vote. If you indicate "ABSTAIN" on the proposal when granting your proxy, your shares will still count towards a quorum but will not be counted as a vote either for or against the proposal. If you are a holder of record and send your proxy but do not instruct how to vote, your shares will count toward a quorum and will be counted as a vote FOR the proposal.

Shareholder Voting Agreement (page   )

Our directors, James D. Gerson, Henry C. Jungling, Michael Lischin, Ervin Mellema, Gaylen D. Miller and Kevin D. Schipper, who currently own a total of approximately 21% of the outstanding shares of our common stock, each entered into separate shareholder voting agreements with Rabobank, under which each agreed to vote his shares in favor of approval of the merger agreement.

Recommendation of Our Board of Directors

Our board of directors has unanimously adopted the merger agreement and has determined that it is in the best interests of Ag Services that we enter into the merger agreement and complete the merger. Our board of directors unanimously recommends that shareholders vote FOR approval of the merger agreement.

Opinion of Our Financial Advisor (page   )

In connection with the proposed transaction, our financial advisor, Burnham Securities Inc., delivered to a special committee of our board of directors an opinion as to the fairness to our shareholders, as of October 31, 2003, from a financial point of view, of the consideration to be received by our shareholders in the merger pursuant to the merger agreement. The full text of the written opinion of Burnham Securities, dated October 31, 2003, is attached to this proxy statement as Annex B.

We encourage you to read the opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on Burnham Securities' review. The opinion of Burnham Securities is addressed to a special committee of our board of directors and does not constitute a recommendation to any shareholder as to any matters relating to the merger agreement.

Interests of Certain Persons in the Transaction (page   )

When considering the recommendation of our board of directors, you should be aware that some of our directors and executive officers have interests in the transaction that are different from, or in addition to, yours. These interests include, among others:

* interests of some of our directors and executive officers under their current employment agreements and under consulting agreements or new employment agreements we entered into with them as a condition to Rabobank's execution of the merger agreement; and

* our agreement to repay some of our directors and executive officers following the completion of the merger the amounts we owe them under loans they have made to us.

Material U.S. Federal Income Tax Consequences (page   )

The receipt of $8.50 in cash for each share of our common stock pursuant to the merger will be a taxable transaction to U.S. taxpayers for U.S. federal income tax purposes. For U.S. federal income tax purposes, each of our shareholders generally will realize taxable gain or loss as a result of the merger measured by the difference, if any, between $8.50 per share and the adjusted tax basis in that share owned by the shareholder. That gain or loss will be a capital gain or loss if the share is held as a capital asset in the hands of the shareholder, and will be long-term capital gain or loss if the share has been held for more than one year at the time of the consummation of the merger. Shareholders are urged to consult their own tax advisors as to the particular tax consequences to them of the merger.

Appraisal Rights (page   )

Our shareholders are not entitled to appraisal rights in connection with the transactions contemplated by the merger agreement.

Conditions to the Transactions (page   )

The completion of the transactions contemplated by the merger agreement depends on the satisfaction or waiver of a number of conditions, including, but not limited to, the following:

*  the approval of the merger agreement by our shareholders;

* the receipt of all approvals, consents, agreements and waivers of third parties and governmental and regulatory authorities necessary to consummate the merger;

*  the execution of various additional agreements and certificates;

* the absence of any legal restraint preventing the consummation of the transactions;

* the accuracy of the parties' representations and warranties in the merger agreement, subject to materiality qualifiers;

* the delivery by us of environmental assessments relating to each property we own or operate;

* the adjustment of our business structure, including not taking title to agricultural inputs, so that we are substantially engaged in financial activities;

* the performance by each party of its obligations under the merger agreement in all material respects; and

*  the absence of a material adverse effect.

Termination of the Merger Agreement (page ___)

We and Rabobank may mutually agree in writing to terminate the merger agreement.

Either we or Rabobank may terminate the merger agreement if:

*  our shareholders do not approve the merger agreement;

*  the closing does not occur by February 29, 2004;

* a governmental entity has issued a permanent injunction or other order or decree preventing the transaction that is in effect and has become final and nonappealable; or

* the other party breaches any of its representations, warranties or covenants in the merger agreement, which breach is incurable or is not cured within 30 calendar days of written notice of the breach.

In addition, Rabobank may terminate the merger agreement if our board of directors withdraws its recommendation in favor of the proposal contained in this proxy statement or recommends another transaction.

The merger agreement also provides that, in certain specified circumstances, we must pay Rabobank a termination fee of $1,400,000.

Additional Information

If you have questions about the proposals or this proxy statement, or would like additional copies of the proxy statement or the proxy, you should call Kevin D. Schipper, our Corporate Secretary, at
(319) 277-0261.

THE PARTIES TO THE AGREEMENT AND PLAN OF REORGANIZATION

Ag Services of America, Inc.

     We are an Iowa corporation and one of the leading providers of crop input financing and agricultural services primarily to growers of corn, soybeans and other crops in the central United States.

     Our principal executive office is located at 1309 Technology Parkway, Cedar Falls, Iowa 50613, and our telephone number is 319-277-0261.

     Our common stock is currently traded on the New York Stock Exchange under the symbol "ASV."

Cooperatieve Centrale Raiffensen-Boerenleenbank B.A., Rabobank Nederland

     Rabobank, headquartered in Utrecht, The Netherlands, is a provider of a broad range of financial services with approximately 341 independent local cooperative member community banks in The Netherlands, which together have more than 1,200,000 members. Rabobank is represented internationally with over 140 locations in 34 countries. Rabobank had approximately $461.6 billion of assets as of June 30, 2003 (based on an exchange rate of $1.1473 per Euro). Rabobank is a registered bank holding company and a financial holding company under applicable US federal laws and regulations. In the United States, Rabobank offers a broad range of financial services, primarily in the food and agriculture industry, directly and through bank and nonbank subsidiaries. Rabobank's principal office in the United States is located at 245 Park Avenue, New York,
New York 10167 and its telephone number is 212-916-7800.

Utrecht-America Acquisition Corp. II

     Merger Sub is an Iowa corporation formed solely for the purpose of facilitating the transactions contemplated by the merger agreement. Merger Sub is an indirect wholly-owned subsidiary of Rabobank.

                          THE SPECIAL MEETING

Date, Time and Place

     We are furnishing this proxy statement to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the special meeting to be held on Tuesday,
December 30, 2003, 9:00 a.m., local time, at our headquarters at
1309 Technology Parkway; Cedar Falls, Iowa, and at any adjournments or postponements of the special meeting. This proxy statement, the attached notice of special meeting and the accompanying proxy card are
first being sent or given to our shareholders on or about November   , 2003.

Matter to Be Considered

     At the special meeting, holders of record of our common stock as of the close of business on November 25, 2003 will consider and vote upon a proposal to approve the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement.

Record Date and Shares Entitled to Vote; Procedures for Voting; Quorum

     Our board of directors has fixed the close of business on November 25, 2003, as the record date for determining the holders of shares of our common stock who are entitled to notice of, and to vote at, the special meeting. A shareholders' list will be available for inspection by any shareholder entitled to vote at the special meeting beginning two business days after the date of the Notice of Special Meeting and continuing through the special meeting. As of the record date, 5,479,514 shares of our common stock were issued and outstanding. You are entitled to one vote for each share of our common stock that you hold as of the record date.

     If you are a record holder of shares of our common stock on the record date, you may vote those shares of our common stock in person at the special meeting or by proxy as described below under "Voting of Proxies." If you hold shares of our common stock in "street name" through a broker or other financial institution, you must follow the instructions provided by the broker or other financial institution regarding how to instruct it to vote those shares.

     The presence, in person or by proxy, of shares representing at least a majority of all the votes entitled to be cast on the approval of the proposal is necessary to constitute a quorum for the transaction of business at the special meeting.

Vote Required

     Under the laws of the state of Iowa, we are required to submit the merger agreement to our shareholders for approval. The merger agreement will be approved if the number of shares cast in favor of the merger agreement exceeds the number of shares cast against the merger agreement.

     Our directors, James D. Gerson, Henry C. Jungling, Michael Lischin, Ervin Mellema, Gaylen D. Miller and Kevin D. Schipper, have each agreed, under the terms of a separate shareholder voting agreement, to vote shares currently representing a total of approximately 21% of the outstanding shares of our common stock in favor of approval of the merger agreement. See "The Merger -- Shareholder Voting Agreement."

Voting of Proxies

     Whether or not you plan to attend the special meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that your shares are voted. Shares of common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies as to the proposal and in accordance with the judgment of the persons named in the proxies on all other matters that may properly come before the special meeting. Shares of common stock represented by properly executed proxies for which no instruction is given on the proxy card will be voted FOR approval of the merger agreement.

     If you indicate "ABSTAIN" on the proposal when granting your proxy, your shares will still count towards a quorum but will not be counted as a vote either for or against the proposal. Broker non-votes will be counted towards a quorum but will not be counted as a vote either for or against the proposal. Therefore, broker non-votes will not be counted in determining the number of votes on the proposal. Broker non-votes occur when brokers do not vote on some matters because they have not been authorized to vote by the beneficial owners of the shares and do not have discretionary authority to vote on those matters.

     If the special meeting is postponed or adjourned, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting (except for any proxies that previously have been revoked or withdrawn effectively).

     Please return your marked proxy card promptly so your shares can be represented at the special meeting, even if you plan to attend the meeting in person.

Revocability of Proxies

     You may revoke your proxy at any time prior to the time it is voted at the special meeting. You may revoke your proxy by:

          * executing a later-dated proxy card relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the special meeting;

          * filing with our Corporate Secretary, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy card; or

          * attending the special meeting and voting in person (although attendance at the special meeting will not, in and of itself, revoke a proxy).

     Any written revocation or subsequent proxy card should be delivered to Ag Services of America, Inc., 1309 Technology Parkway, P.O. Box 668, Cedar Falls, IA 50613, Attention: Corporate Secretary, or hand delivered to our Corporate Secretary or his representative before the taking of the vote at the special meeting.

Proxy Solicitation

     This proxy solicitation is being made on behalf of our board of directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services.

Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold of record. We will bear the expenses incurred in connection with printing, filing and mailing of this proxy statement.

                             THE MERGER

Background of the Merger

     Our Historical Relationship with Rabobank

     In addition to the currently proposed merger, we have had a lengthy relationship with Rabobank, which has included the following:

     * With the exception of a brief period when another bank was the agent, Rabobank has been, since 1990, agent bank and lead credit provider under our primary or secondary credit facility, a revolving line of credit. Today, Rabobank is the only lender under our principal credit facility.

     * Rabobank served as the agent bank and lead back-up liquidity provider under an asset backed securitized financing program that we established in March 1997 with Rabobank's support. This program served as our principal credit facility from 1997 until 2003. As explained in "Our Relationship with Rabobank Prior to the Proposed Merger," below, this program began a wind-down in November 2002 and was terminated as of July 2003.

     * During 2002 and early 2003, Rabobank provided investment banking services to us through the Mergers and Acquisitions Group of its New York branch and recommended that we pursue strategic alternatives, including a significant investment in, or sale of, our company. This engagement culminated in our executing an agreement with American Securities Capital Partners, LP, which we call ASCP, providing for a substantial equity investment by ASCP in our company. This transaction, which was terminated in September 2003, is described in more detail later in this section under the heading "Our Relationship with Rabobank Prior to the Proposed Merger."

     * Robeco, LLC (formerly known as Weiss Peck & Greer, L.L.C.), an indirect subsidiary of Rabobank that provides investment and advisory services in the United States, reported that as of October 31, 2003, it held approximately 3.1% of our Common Stock.

     Our Relationship with Rabobank Prior to the Proposed Merger

     Our business is seasonal in nature, and depends in large part upon continued access to capital markets and the availability of large amounts of debt financing. In February of 2002, we defaulted on our principal credit facility, a $345 million asset backed securitization program, in which Rabobank participated as a back-up liquidity provider that was supported by a surety bond issued by MBIA. This default triggered a default under our secondary facility, a $45 million revolving line of credit agented by Rabobank. Upon default, MBIA took control of our collection accounts and began an orderly wind-down of the facility and the securitization program. At the time of the default, we had made significant commitments to farmers to fund their 2002 crop year financing needs. Also at that time, Rabobank, as the lead lender under our secondary facility, began to actively participate in our efforts to get the MBIA defaults waived and to increase our financing commitments to a level allowing us to meet our commitments for the 2002 crop year. MBIA agreed to increase the asset securitization program from $345 million to $375 million in exchange for Rabobank increasing our secondary facility from $45 million to $80 million, payment of certain fees to MBIA and certain other terms and conditions, which ultimately limited our ability to commit to or fund 2003 crop year advances. Rabobank provided 100% of the increase to the secondary facility.

     In May 2002, we retained the investment banking services of Rabobank, through the Mergers and Acquisitions Group of its New York branch. As part of its investment banking activities, Rabobank analyzed our capital structure, including the debt facilities we had in place at that time.
On June 10, 2002, Rabobank recommended that we pursue strategic financial alternatives, including a significant investment in, or sale of, our company. The recommendation was based in large part on our need for additional capital to support increased credit facilities in a very challenging credit environment.

     At our request, Rabobank initiated contact with 75 parties to elicit their interest in acquiring or making an investment in our company.
These potential investors consisted of 34 financial sponsors, 33 commercial banks and other specialty financial institutions and eight strategic companies in the wholesale/retail crop input distribution industry or related industries. During the first two weeks of July 2002, Rabobank received 31 indications of interest, which resulted in 31 fully negotiated confidentiality agreements. By August 1, 2002, seven parties had expressed interest in proceeding to the next stage and had requested a meeting with our senior management. In addition to these seven parties, three crop input participants expressed an interest in discussing joint venture opportunities with us, but only if we could obtain a substantial investment in our company by a financial sponsor. From September 9 to September 12, 2002, our senior management made presentations to the seven parties who expressed an interest in making an investment, including
ASCP. On November 2, 2002, we received a preliminary proposal from ASCP to make a significant equity investment in us. From November 4 through November 6, 2002, we met with several other prospective investors and continued to negotiate the final terms of a letter of intent with ASCP.
No other prospective investor elected to proceed further with a transaction with us.

     On November 14, 2002, we publicly announced that we had signed a letter of intent with ASCP that contemplated a substantial equity investment by ASCP in us. Following public announcement of this letter of intent, Rabobank and U.S. Bank National Association made available an additional $100 million credit facility to finance 2003 crop year commitments pursuant to an amended and restated credit agreement dated as of December 11, 2002. In connection with this amended and restated facility, we agreed that we would not make commitments for 2003 crop year secured customer loans in excess of $125 million, for 2003 crop year unsecured customer loans in excess of $20 million, or for any 2004 crop year loans or longer-term loans. We financed a portion of our 2003 crop year loan commitments not financed by the credit agreement through sales of loan participations to other financial institutions.

     Prior to executing the letter of intent with ASCP, our board of directors had appointed a Special Committee consisting of Messrs. Gerson, Mellema and Lischin to consider matters related to the ASCP transaction and make recommendations to the entire board of directors. Once the letter of intent was signed, the Special Committee continued to review the transaction and oversee management's negotiations with ASCP. The Special Committee reviewed the available alternatives, which consisted of the ASCP transaction and liquidation. The Special Committee ultimately recommended, and our board of directors approved, the transaction and, on February 24, 2003, we entered into a securities purchase agreement with ASCP. Reasons for the Special Committee's recommendation and the board of directors approval of the transaction included our immediate need for capital that would be satisfied in the near term by the first tranche of the ASCP investment, our inability to obtain credit without receiving an investment from a significant financial partner, the limited financing alternatives available to us and the uncertainties associated with our liquidation.

     In connection with the approval by our board of directors of the ASCP transaction, Rabobank, in its capacity as our financial adviser, rendered a fairness opinion on February 24, 2003 to the effect that the consideration to be received by us pursuant to the transaction was fair, from a financial point of view, to us. Due to delays in our securing the financing required to complete the ASCP transaction, and upon our request, Rabobank confirmed its fairness opinion on June 2, 2003.

     The securities purchase agreement provided that we would issue and sell up to 70,000 shares of 8.375% convertible preferred stock to ASCP for an aggregate of up to $70,000,000 in three separate tranches and that ASCP would hold the majority of our voting power upon the first closing of the sale of convertible preferred stock. The agreement also required us to obtain acceptable levels of financing as a condition to ASCP's obligations to make the various investments.

     Once we signed the agreement with ASCP, our bank lenders, Rabobank and U.S. Bank, increased the 2003 crop year facility to $200 million.
In June 2003, the 2003 crop year facility was combined with the Rabobank secondary facility into a $265 million revolving line of credit. The maturity of this facility was extended several times to allow us and ASCP to arrange long term facilities needed to capitalize us. However, those amendments also provided that an event of default would occur if ASCP did not make an investment of at least $35 million in us on or before June 15, 2003. Rabobank and U.S. Bank subsequently extended this deadline to June 30, 2003. MBIA was fully repaid in July 2003.

     Once it became clear that the ASCP investment was not going to occur before June 30, 2003, we commenced negotiations with our bank lenders, Rabobank and U.S. Bank, to amend the credit agreement to take into account the possibility either of an ASCP investment or, if that did not occur by September 15, 2003, a controlled liquidation of our loan portfolio.
That amendment, which became effective as of June 26, 2003, provided for a final maturity of October 31, 2004, with several intermediate reductions in the amount of credit that could be outstanding in respect of particular types of our loans to customers. Our previous agreement not to make 2004 crop year or longer-term loan commitments remained in effect notwithstanding that amendment. The amendment also required us to begin marketing our longer-term loans through a third-party sales agent acceptable to the banks no later than October 1, 2003.

     Also during that time, in order to fulfill the conditions to ASCP's obligations, we attempted to replace MBIA's surety bond with another bond or alternative securitization structure. To this end, we worked on a securitization structure with a new surety bond issuer and a syndicate of banks, including the negotiation of documentation and a rating agency presentation. Rabobank was prepared to participate in the credit facility in the amount of $120 million. However, we were unable to complete the necessary agreements on a timely basis on terms consistent with ASCP's requirements.

     Though the ASCP transaction was approved by our shareholders on July 14, 2003, the proposed transactions with ASCP were never consummated because we were unable to secure adequate financing commitments that were conditions of ASCP's investment in us. We gave notice terminating the agreement to ASCP on September 3, 2003. ASCP and we entered into a letter agreement dated September 15, 2003, pursuant to which we paid ASCP an additional $375,000 to terminate all further obligations under that agreement, except certain indemnification and confidentiality obligations.

     Events Leading to the Proposed Transaction

     Shortly after we gave notice of our intent to terminate the agreement with ASCP, we contacted Rabobank to ask whether it would meet with us to discuss a possible transaction. On September 11, 2003, our management met with representatives of Rabobank to discuss the possibility of Rabobank acquiring us.

     On September 12, 2003, we signed an exclusivity agreement with Rabobank under which Rabobank would perform due diligence and evaluate its interest in us with respect to a potential acquisition. The exclusivity agreement, however, contained an exception permitting us to seek and negotiate an equity investment of up to 25% with a third party. Throughout this period, we continued to seek additional sources of financing as well as an equity investor, but were ultimately unable to initiate a transaction.

     Our board concluded that any proposal by Rabobank should also be reviewed by our independent directors because of the potential interests of Messrs. Miller, Jungling and Schipper in the proposed merger. The board again formed a Special Committee consisting of Messrs. Gerson, Mellema and Lischin. For more information regarding the interests of Messrs. Miller, Jungling and Schipper in this transaction, see the section entitled "The Merger - Interests of Certain Persons in the Merger" in this proxy statement.

     The Special Committee requested that management update the liquidation analysis completed in May, 2003 in connection with the board's consideration of the ASCP equity purchase transaction. The revised liquidation analysis indicated an estimated value of $7.57 per share. The analysis valued us as if we commenced winding down our business and disposing of our assets in an orderly fashion, based upon the consideration projected to be received by us from the sale of our assets and operations over a four-year period, after deducting estimated selling costs and the application of proceeds to our obligations.
That valuation assumed that remaining cash would be distributed to shareholders in the form of semi-annual liquidation dividends, with the final dividend occurring in October, 2007. The updated analysis reflected our then current financial expectations including, but not limited to, all charges in connection with the terminated ASCP transaction, all fees associated with financing necessary to complete the liquidation and all bank fees due pursuant to our current credit agreements.

     As Rabobank completed its due diligence process and finalized its offer, on October 21, 2003, the Special Committee engaged Burnham
Securities Inc. to review the proposed merger and to evaluate its fairness from a financial point of view to all shareholders.

     On October 27, 2003, the Special Committee reviewed the liquidation analysis and the terms of the proposal by Rabobank to acquire our common stock for $8.50 per share. At that meeting, Burnham Securities presented its analysis and delivered its oral opinion to our Board of Directors, subsequently confirmed in its written opinion dated as of October 31, 2003, to the effect that, as of October 31, 2003 and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the consideration to be received by our shareholders pursuant to the merger was fair, from a financial point of view. The Special Committee discussed liquidation as our only viable alternative to the Rabobank proposal, and reviewed the impact liquidation would have on our shareholders, employees and customers. On
October 31, 2003, the Special Committee recommended that we enter into the transaction with Rabobank, our board of directors unanimously approved the proposed transaction and we executed the merger agreement with Rabobank and Merger Sub on the same date.

     After our agreement with ASCP was terminated, and concurrently with our discussions with Rabobank leading to the merger agreement, we negotiated another amendment and restatement to the credit agreement with our bank lenders, Rabobank and U.S. Bank, which was executed on October 31, 2003. This amendment permits us to finance a limited volume of 2004 crop year loans, reduces and further defers significant amendment and arrangement fees otherwise payable to Rabobank and U.S. Bank, extends the deadlines by which the outstanding financing for pre-2004 year crop year loans must be reduced, and extends the final maturity of the financing by one year, to October 31, 2005. The maximum amount of financing available at any one time under the new amended and restated credit agreement is $215 million. Because U.S. Bank was not interested in continuing to participate in our financing, Rabobank bought their position in the financing immediately before the October 31, 2003 amendment and restatement of the credit agreement. The amended credit agreement also permits us, subject to subordination arrangements and security documents that are satisfactory to Rabobank, to grant liens on our assets to secure the aggregate $4.4 million of loans that we owe to Messrs. Jungling, Miller and Schipper.

Reasons for the Merger

     In reaching its decision to approve the merger agreement and to recommend that our shareholders approve the merger agreement, our board of directors consulted with management and Burnham Securities. Our board of directors considered a number of factors, including, without limitation, the following:

     * Immediate Need for Capital. The market for debt financing has been and continues to be very challenging. We have an immediate need for capital to support our business. We believe that Rabobank will be able to arrange for, or provide, that financing.

     * Lack of Alternatives. Given the imminent time demands of the growing cycle, our most likely alternative to entering into a strategic relationship with, or acquisition by, a source of financing would be that of liquidation.

     * Liquidation Analysis. Prior to the execution of the merger agreement, a liquidation analysis was updated by management, which showed that the discounted net present value of the amount to be realized upon liquidation of the company was estimated to be $7.57 per share.

     * Uncertainties of Liquidation. The Special Committee believes that the process of liquidation could be very costly and uncertain. In addition, our credit agreement lenders required that our credit facilities be reduced in accordance with a very strict timetable, with payment in full to occur within a shorter time period than the four years that management would consider to be the optimum period for the normal course of business-type liquidation. Accordingly, the likelihood of our being able to undergo an orderly liquidation would be low. Therefore, our board of directors and the Special Committee concluded that the completion of the merger transactions would be a preferable alternative for us.

     * Recent Market Prices. The $8.50 per share merger consideration represents a 41% premium over the average closing price of our common stock over the 30 trading days prior to November 3, 2003, the date upon which the proposed merger was publicly announced.

     * Cash Transaction. The merger consideration is all cash, which provides certainty of value to our holders of common stock compared to a transaction in which shareholders would receive stock or other securities. Rabobank has represented to us in the merger agreement that it has the financial capability to consummate the merger.

     * Ability to Access Competitively Priced Credit. We have experienced difficulty in obtaining credit at competitive rates. Due to the seasonal nature of our business and the variable marketing cycles for the crops we finance, many types of credit facilities, such as asset based securitization, could be inefficient and, as a result, costly. Our ability to grow is dependent on the availability of large amounts of credit at competitive rates.

Factors Considered by the Board

     Our board of directors has approved the merger agreement and has determined that the merger is in the best interest of our company and our shareholders. During the course of its deliberations, the board considered, with the assistance of our management and our financial and other advisors, various factors, including, but not limited to, the following:

     * All of the reasons described under "Reasons for the Transaction" above;

     * Our financial condition, as well as our historical results of operations and prospects for the future;

     *  Our limited ability to obtain other sources of capital and credit;

     * The terms of the merger agreement, including the provisions for a break-up fee if we terminate the merger agreement under certain circumstances;

     * Advice rendered by the financial advisor and legal counsel to our board of directors;

     * The oral opinion of Burnham Securities presented to the Special Committee on October 27, 2003, subsequently confirmed in its written opinion dated October 31, 2003, to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the consideration to be received by the shareholders pursuant to the merger was fair, from a financial point of view;

     * The fact that gains from an all-cash transaction would be taxable to our U.S. shareholders for income tax purposes;

     *  Discussions with management;

     * Interests in the transaction of some of our directors and executive officers;

     *  Stock price and volume performance for the prior year; and

     *  The liquidation analysis.

     The board did not quantify or otherwise assign relative weights to the individual items described above. In considering the factors described above, individual members of the board may have given different weight to different factors. The board considered all of these factors as a whole and believes that the factors favor the transaction contemplated by the merger agreement.

Opinion of Our Financial Advisor

     Pursuant to an engagement letter dated October 21, 2003, the Special Committee retained Burnham Securities as its financial advisor in connection with its consideration of a possible transaction in which Rabobank will acquire for cash all of the outstanding shares of Ag Services for $8.50 per share (and convert each option to purchase Ag Services common stock into a right to receive cash equal to the excess of $8.50 over the exercise price of the option multiplied by the number of shares of common stock subject to the option) by means of the merger of a newly-created subsidiary of Rabobank with and into Ag Services, so that Ag Services survives the merger as a wholly-owned indirect subsidiary of Rabobank. Burnham Securities is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with such merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee selected Burnham Securities as its financial advisor on the basis of its experience and expertise in transactions similar to the merger. Burnham Securities was not retained to, nor did it, advise
Ag Services or the Special Committee with respect to alternatives to the merger, assessment of or negotiation of the financial terms of the merger, or the underlying decisions of the Special Committee or board of directors to proceed with or effect the merger. Furthermore, Burnham Securities was not requested to, nor did it, solicit or assist Ag Services in soliciting indications of interest for all or part of Ag Services.

     On October 27, 2003, Burnham Securities rendered its oral opinion to the Special Committee of our board of directors and subsequently confirmed in its written opinion dated October 31, 2003, that as of that date and based upon its review and analyses and such other factors as it deemed relevant, the consideration to be received by the shareholders of Ag Services in the merger was fair, from a financial point of view, to the shareholders of Ag Services. No limitations were imposed by the Special Committee on the scope of Burnham Securities' investigation or the procedures to be followed by Burnham Securities in rendering its opinion. Burnham Securities did not determine the form or amount of consideration to be offered to shareholders in the merger, which was agreed to as a result of negotiations between the Special Committee and Rabobank.

     The full text of Burnham Securities' written opinion to the Special Committee and for the information of the board of directors which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion is attached hereto as Annex B and is incorporated herein by reference. The following summary of Burnham Securities' opinion is qualified in its entirety by reference to the full text of such opinion. Burnham Securities' opinion is directed only to the fairness of the consideration to be received by the shareholders of Ag Services in the merger from a financial point of view, has been provided for the use by the Special Committee in its evaluation of the merger, and does not address any other aspect of the merger. Burnham Securities' opinion is addressed to the Special Committee and for the information of the board of directors only and does not constitute a recommendation to any shareholder as to whether to accept the consideration being offered to such shareholder in the merger or as to how such shareholder should vote with respect to the merger.

Analysis of Burnham Securities

	Burnham Securities, in undertaking the analysis of the proposed merger, relied on traditional valuation techniques, conducted other financial studies and analyses, performed such other investigations and took into account such other factors as it deemed necessary. In the course of such analysis, Burnham Securities:

     * reviewed publicly available information concerning Ag Services, including its SEC filings dating back to February 28, 1999;

     * reviewed certain internal financial statements and other financial and operating data prepared by Ag Services' senior management;

     * analyzed Ag Services' senior management's recently revised liquidation analysis which gives effect to a liquidation of Ag Services, conducted discussions with senior management on its liquidation assumptions and compared the liquidation analysis with outcomes cited in the Ag Services Proxy Statement, dated June 12, 2003, which was submitted to Ag Services' shareholders in connection with the prior proposed securities purchase agreement with ASCP;

     * considered the financial and operating changes of Ag Services that have occurred since February 28, 2002;

     * reviewed and discussed with senior management of Ag Services certain foregoing and prospective strategic and financial issues, including the impact of the merger;

     * compared the financial performance of Ag Services and the prices and trading activities of its common stock with those of certain other comparable publicly-traded companies and their respective securities;

     * analyzed the trading history of the common stock of Ag Services;

     * reviewed premiums of announced or concluded transactions in the past twelve months for companies classified as Agricultural Services and Non-Depository Credit Institutions and compared them with the premium over 1-day and 30-day average closing prices of Ag Services' common stock on the NYSE;

     * compared the merger with other business combination transactions and proposed transactions involving publicly-traded companies as reported by reliable information services; and concluded that the only viable transaction with which to compare the merger was the recently terminated securities purchase agreement with ASCP;

     * reviewed drafts of the merger agreement, as well as drafts of other related documents between and among the parties to the merger as they became available;

     * considered the prospects for Ag Services and its shareholders if the merger were not to be effected and if Ag Services were to implement a liquidation plan due to the unavailability of credit beyond one year;

     * considered Ag Services' inability to secure an appropriate credit facility or a financially sound equity partner after expending significant human and financial resources in such endeavors for more than a year and a half; and

     * performed such other analyses and considered such other factors as Burnham Securities deemed appropriate.

     Burnham Securities assumed and relied upon the accuracy and completeness of all of the financial and other information provided to, reviewed or analyzed by it in connection with its opinion without making, or assuming any responsibility for making, any independent verification of such information. Burnham Securities assumed that the merger agreement and related documents in the form finally entered into did not differ in any material respect from the drafts furnished to it and that the merger will be consummated on the terms set forth in these agreements without waiver or amendment of any of their material terms.

     With respect to the liquidation analysis and business prospects, Burnham Securities assumed that this information was reasonably prepared on a basis consistent with prior practice and that this information reflects the best currently available estimates and judgments of Ag Services' senior management, who informed Burnham Securities that, absent the merger, Ag Services would be forced to liquidate and that, if Ag Services were liquidated, the discounted book value of Ag Services would likely be less than the consideration to be received by the shareholders in the merger. With regard to the liquidation analysis, Burnham Securities further assumed, with the Special Committee's consent, that all material assets and liabilities (contingent or otherwise) of Ag Services are as set forth in the liquidation analysis. Other than the liquidation analysis, Ag Services has not provided Burnham Securities with any financial forecasts relating to the merger, so Burnham
Securities expressed no opinion with respect to the liquidation analysis or any of the assumptions, estimates or judgments upon which it was based. Further, Burnham Securities expressed no opinion as to the viability of Ag Services as a going concern if the merger is not effected. In addition, Burnham Securities has not made, or assumed any responsibility for making, any independent evaluation or appraisal of the assets or liabilities of Ag Services, nor has it been furnished with any such evaluation or appraisal. Burnham Securities' opinion is necessarily based on economic, market and other conditions as they existed and as they could be evaluated as of the date of its opinion. Although subsequent developments may affect its opinion, Burnham Securities does not have any obligation to update, revise or reaffirm its opinion. Burnham Securities was not requested to opine upon, and in its opinion did not in any manner address, Ag Services' underlying business decision to proceed with the merger. Burnham Securities was not requested to solicit or entertain any other offers for the purchase of the stock or assets of Ag Services or any other transaction involving Ag Services. The opinion of Burnham Securities was provided for the information and assistance of the Special Committee and the board of directors in connection with their consideration of the proposed merger and is not a recommendation of how any Ag Services' shareholder should vote.

     Set forth below is a summary of the material financial analyses considered by Burnham Securities in connection with providing its written opinion to the Special Committee and for the information of the board of directors. This summary does not purport to be a complete description of the analyses performed by Burnham Securities or of the presentation by Burnham Securities to the Special Committee on October 27, 2003. Burnham Securities believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, could create an incomplete or misleading view of the process underlying its opinion.

             Market Multiple Analysis of Publicly Traded Companies.
Burnham Securities compared the historical financial, operating and stock market performances of the following seven publicly traded companies that it considered relevant to the historical financial and operating performance of Ag Services based upon publicly available financial information:

     * American Business Financial Services, Inc., which is a financial services company that originates business purpose loans and first and second mortgage loans;

     * Consumer Portfolio Services, Inc., which is a consumer finance company specializing in the business of purchasing, selling, and servicing retail automobile installment contracts originated by dealers in the sale of new and used automobiles, light trucks and passenger vans;

     * HPSC, Inc., which is a financial services company engaged in financing healthcare providers and provides asset-based lending to commercial and industrial businesses;

     * Medallion Financial Corp., which is a regulated investment company whose principal activities are the origination and servicing of commercial secured loans for taxi medallions and taxicab rooftop advertising;

     * LESCO, Inc., which manufactures and sells fertilizer, turf protection products, equipment, grass seed and replacement parts and golf course accessories to the professional sector of the green industry;

     * The Andersons, Inc., which merchandises grain, operates grain elevator facilities, manufactures agricultural fertilizer and corncob-based products and purchases and repairs railcars; and

     * Terra Industries, Inc., which is involved in the production and marketing of both nitrogen products and methanol.

     None of these companies is identical to Ag Services. Burnham Securities selected these companies whose characteristics resembled or are similar to Ag Services' competitors. Burnham Securities elected to combine specialty finance, agriculture-related and seed companies because, after reviewing these categories separately, it found the comparisons were similar. Burnham Securities also attempted to select companies that most closely resemble Ag Services with regard to its business, its seasonal and niche nature, and its micro cap status. Burnham Securities analyzed, among other things, the market values and certain other financial data for these companies, including their revenues, earnings before interest, taxes, depreciation and amortization, or EBITDA, earnings per share, enterprise value (market value of equity plus its total debt less cash) and all other relevant financial information, in each case for the most recent 12-month period for which information was available.

     Burnham Securities calculated and compared various financial multiples and ratios. Each market multiple used by Burnham Securities in its analysis was compiled and represents an average of comparable companies.

Multiple                           Composite Median
Price to Sales                            0.2
Enterprise Value to EBITDA               14.2
Price to Earnings                        17.1
Price to Cash Flow                        4.7
Price to Book                             0.9

     These multiples were applied against Ag Services' financial performance for the twelve months ended August 31, 2003 to calculate an estimated valuation. The application of two ratios, specifically, Enterprise Value to EBITDA and Price to Operating Cash Flow, were not meaningful because the resulting valuation estimates produced negative values.

     Using the market multiple method, Burnham Securities derived a valuation range from $23.6 to $70.1 million. This valuation range, on a price per share basis, is $4.29 to $12.75, respectively.
Burnham Securities did not apply a discount to this analysis even though the selected comparable companies all possessed unqualified opinions from their respective auditors, unlike Ag Services, whose auditors' most recent audit report on the Ag Services financial statements contained an explanatory paragraph reflecting substantial doubt about the ability of Ag Services to continue as a going concern. Had Burnham Securities applied a discount to account for this going concern matter, it would have had the effect of reducing both the low and high ends of the range derived using the market multiple method.

     Comparable Transactions Analysis. Burnham Securities analyzed other acquisitions deemed comparable to the proposed merger for reasons, including:

     * the size of the transactions were less than $100 million not including assumption of liabilities and debt;

     * the transactions involved non-depository credit institutions, agriculture-related or seed sectors; and

     * the transactions were announced since January 1, 2002.

     Burnham Securities identified five transactions that met the preceding criteria, selecting only transactions for which relevant financial details were publicly available, but concluded that none possessed enough similarity to the merger to warrant inclusion in its analysis. Burnham Securities did include the ASCP transaction, which is described in "The Merger - Background of the Merger" in this proxy statement, in its analysis because the dollar amount per share of the amount Ag Services would have received in this transaction was similar to the consideration its shareholders would receive in the merger. Ag Services was facing at the time it entered into the agreement with ASCP, and continues to confront, a dearth of available credit to employ in its business, and the ASCP transaction, when submitted to the Ag Services shareholders, was overwhelmingly approved. The five transactions identified by, but not included in the analysis of, Burnham Securities are:

     * Consumer Portfolio Services, Inc.'s acquisition of TFC Enterprises, Inc., which purchases motor vehicle installment sales finance contracts from automobile dealers and securitizes and services such contracts;

     * C&F Financial Corporation's acquisition of Moore Loans Inc., which provided automobile loans in Richmond, Roanoke, Hampton Roads and portions of Eastern Tennessee;

     * Newtek Capital's acquisition of Comcap Holding Corp., which was the 15th largest originator of SBA guaranteed loans with a license to operate nationally as a participant in the SBA's "preferred lender program";

     * Sterling Financial Corp.'s acquisition of Equipment Finance, which was a commercial finance company that specialized in financing forestry and land clearing equipment through more than 150 equipment dealer locations; and,

     * Cendant Corp.'s acquisition of Equivest Finance Inc., which was involved in the financing and development of resorts.

     Burnham Securities compared multiples for the merger implied by the
merger consideration and certain    financial data of Ag Services to the
corresponding multiples in the ASCP transaction. In this portion of its analysis, Burnham Securities focused on:

     * total invested capital, or the total amount of capital including debt and equity offered in the ASCP transaction, to Ag Services' sales as a multiple of revenues for the twelve months ended August 31, 2003;

     * total invested capital as a multiple of Ag Services' EBITDA for the twelve months ended August 31, 2003;

     * total invested capital to Ag Services' earnings for the twelve months ended August 31, 2003; and,

     * total invested capital to Ag Services' book value as of August 31, 2003.

     Burnham Securities applied these multiplies against Ag Services' financial information as of and for the twelve months ended August 31, 2003 to derive a range of estimated equity valuations.

Ratio                                ASCP Transaction
Total Invested Capital to Sales               0.4
Total Invested Capital to EBITDA              2.2
Total Invested Capital to Earnings            9.9
Total Invested Capital to Book                0.8

     Using this method, Burnham Securities derived a valuation range from $31.1 million to $57.4 million. This valuation range, on a per share basis, is $6.20 to $10.44, respectively.

     Management Liquidation Analysis. Burnham Securities received a liquidation analysis from Ag Services' senior management that indicated a discounted net present value per share valuation of Ag Services of $7.57, or a total non-discounted valuation of Ag Services of $9.52. This analysis valued Ag Services as if it commenced winding down its business and disposing of its assets in an orderly fashion as of October 22, 2003, based on the consideration projected to be received by Ag Services from the sale of its assets and operations over a four-year period, after deducting estimated selling costs and the application of proceeds to obligations in accordance with an established order of priority. The valuation assumed that remaining cash would be distributed to shareholders in the form of semiannual liquidation dividends, with the final dividend occurring in October, 2007. However, Burnham Securities performed no independent analysis with respect to this liquidation analysis and expressed no opinion with respect to the liquidation analysis or any of the assumptions, estimates or judgments upon which it was based.

     Market Price Analysis. Burnham Securities reviewed the historical closing prices of Ag Services common stock on the NYSE over the thirty-day, six-month and twelve month periods ended October 31, 2003. The averages of these closing stock prices were $6.09, $5.99 and $6.54, respectively. The $8.50 per share to be received by Ag Services shareholders in the merger would represent premiums of 39.6%, 41.9% and 30.0%, respectively, over the average daily closing price of Ag Services' common stock during these periods. The chart below shows the low, high, and average closing price of Ag Services common stock on the NYSE during the thirty-day, six-month and twelve month periods ended October 31, 2003:

              Closing Price of Ag Services Common Stock on the NYSE
      30 Days Ended 10/31/03  6 Mon. Ended 10/31/03  1 Year Ended 10/31/03
Low               $5.82                 $5.10                $4.97
Average           $6.09                 $5.99                $6.54
High              $6.45                 $7.35                $11.23

Transaction Premium Analysis. Burnham Securities analyzed the price premiums of certain recent acquisition offers over public market prices of target companies in order to compare them with the premium over the historical public market prices of Ag Services' common stock being offered to the shareholders of Ag Services in the merger. Burnham Securities examined transactions deemed to be similar to the merger that have occurred in the twelve months ended October 31, 2003 among companies in the Agricultural Services and Non-Depository Credit Institutions sectors according to their Standard Industrial Classification, or SIC, codes. Among these transactions, Burnham Securities selected eight that reported premiums of the target's publicly traded share price over one-day and thirty-day periods prior to the completion of the applicable transaction. The following tables set forth the number of transactions in a particular premium range, the total consideration for the target companies
(in millions of dollars) in transactions listed under a premium range, and the average and median premium for all the transactions in these periods.

1-Day Premium Analysis

Premium                   <20%     20%-30%     30%-60%     60%-90%
Number of Transactions      3          2          2            1
Total Consideration       $710     $13,285     $1,061         $43

Average Premium          26.1%
Median Premium           23.0%

30-Day Premium Analysis

Premium                   <20%      20%-30%    30%-60%     60%-90%
Number of Transactions      4          2          1            1
Total Consideration     $13,486     $1,082       $473         $57

Average Premium          24.1%
Median Premium           19.5%

     For transactions that Burnham Securities selected for inclusion in its analysis, the one-day prior period average premium was 26.1%, and the median premium was 23%. The thirty-day prior period average premium was 24.1% and the median premium was 19.5%.

     The premium in the $8.50 per share to be received by Ag Services' shareholders over the closing price of Ag Services' common stock on the NYSE on October 31, 2003 was 38.9%. The premium over the average of daily closing prices of Ag Services common stock on the NYSE during the thirty-day period ended October 20, 2003 was 41.9%.

     The closing price of Ag Services common stock on the NYSE on October 31, 2003, the trading day prior to the public announcement of the merger, was $6.12, representing a 28% discount from $8.50, the amount Ag Services shareholders would receive in the merger. Reciprocally stated, $8.50 represented a 38.9% premium to the last sale of Ag Services common stock prior to the announcement.

     Other Considerations. Burnham Securities also considered the following key factors in making its conclusions regarding the merger:

     * Since the spring of 2002, Ag Services has been operating with insufficient capital resources and has experienced difficulty obtaining additional credit to properly service existing customers or expand its business.

     * In the current fiscal year, Ag Services has conducted significant reductions in personnel, has not renewed credit facilities for heretofore satisfactory accounts, has approved a change-of-control transaction that was terminated due to its inability to secure certain minimum credit lines, and has prepared to implement an orderly liquidation scenario that would result in periodic distributions to shareholders over a four year period.

     * From the time the recently terminated transaction with ASCP was announced, the trading price of Ag Services' common stock on the NYSE has not exceeded $8.00 per share. Effectively, this announcement placed a cap on how high the shares might trade until that proposed transaction was concluded successfully. Upon the announcement of the termination of that transaction, Ag Services' share price declined to $4.85 and by late October, 2003 had only recovered to the $6.00 - $6.50 range.

     * Ag Services currently operates in a low interest rate environment, which has made its principal markets more competitive, and Ag Services' credit rating is impaired, which may limit its ability to secure additional credit upon favorable terms, if at all.

     * Messers. Jungling, Miller and Schipper, who are the President, Chairman of the Board, and Chief Executive Officer of Ag Services, respectively, and are each members of the Ag Services board of directors, together beneficially own approximately 19.7% of the outstanding common stock of Ag Services. As a condition to Rabobank's execution of the merger agreement, Ag Services entered into consultancy agreements with Messers. Jungling and Miller, and a new employment agreement with Mr. Schipper. These agreements are described in the section entitled "The Merger - Interests of Certain Persons in the Merger" in this proxy statement.

     The summary set forth above summarizes the material analyses performed by Burnham Securities but does not purport to be a complete description of the analyses performed by Burnham Securities in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without consideration of the analyses as a whole, could create an incomplete view of the processes underlying Burnham Securities' opinion.
In arriving at its fairness determination, Burnham Securities considered the results of all such analyses, and did not assign relative weights to any of its analyses in preparing its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to Ag Services or the contemplated transaction.

     The above analyses were prepared solely for purposes of Burnham Securities providing its opinion to the Special Committee as to the fairness from a financial point of view of the cash consideration to be received by the holders of Ag Services common stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.

Because such analyses are inherently subject to uncertainty, being based upon numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the parties' control or that of their respective advisors and involve the application of complex methodologies and educated judgments, none of Ag Services, Burnham Securities, nor any other person assumes responsibility if future results are materially different from those forecast.

     Engagement Terms. Burnham Securities has received a fee from Ag Services as compensation for its services as financial advisor. Ag Services also has agreed to reimburse Burnham Securities for its expenses and to indemnify Burnham Securities against certain liabilities arising out of its services. One or more employees of Burnham Securities owns shares of common stock of Ag Services.

Financing of the Merger

     Rabobank has informed us that it estimates that approximately $47 million will be required to complete the purchase of shares of our common stock and options pursuant to the merger and pay its related fees and expenses. Rabobank expects to fund this amount through internally available funds. The merger is not conditioned on any financing arrangements.

Material U.S. Federal Income Tax Consequences of the Merger to our
Shareholders

     The following is a summary of United States federal income tax consequences of the merger to shareholders whose shares of our common stock are converted into the right to receive cash under the merger. The discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that might be relevant to our shareholders. The discussion is based on current law which is subject to change, possibly with retroactive effect. The discussion applies only to shareholders who hold shares of our common stock as capital assets, and may not apply to shares of our common stock received in connection with the exercise of employee stock options or otherwise as compensation, or to certain types of shareholders (such as insurance companies, banks, tax-exempt organizations, financial institutions and broker-dealers) who may be subject to special rules. This discussion does not discuss the tax consequences to any shareholder who, for United States federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws.

     The receipt of cash for shares of our common stock in the merger will be a taxable transaction for United States federal income tax purposes. In general, a shareholder who surrenders shares of our common stock for cash in the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in the shares of our common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a shareholder's holding period for such shares is more than 12 months at the time of the consummation of the merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

     Backup withholding will apply to all cash payments to which a holder of shares or other payee is entitled pursuant to the merger agreement, unless the shareholder or other payee provides a taxpayer identification number (social security number, in the case of individuals, or employer identification number, in the case of other shareholders), certifies that such number is correct, and otherwise complies with the backup withholding tax rules. If the merger is consummated, the paying agent will mail to each of our shareholders a letter of transmittal and instructions for exchanging his shares. Each of our shareholders and, if applicable, each other payee, should complete, sign and return the Substitute Form W-9 included as part of the letter of transmittal, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION PURPOSES ONLY AND ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING
TO THE MERGER. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER SHOULD CONSULT THE SHAREHOLDER'S TAX ADVISOR REGARDING
THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO THE SHAREHOLDER AND THE PARTICULAR TAX EFFECTS TO THE SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

Regulatory Considerations

     The merger must be approved by the Dutch Central Bank pursuant to
Article 24, Section 1 of the Credit System (Supervision) 1992. Rabobank filed an application for approval with the Dutch Central Bank on November 4, 2003. Rabobank has informed us that it believes the application will be approved on a timely basis. However, there can be no assurance that the approval will be obtained, nor can there be any assurance as to the date of any approval. There also can be no assurance that any approval will not contain unacceptable conditions or requirements.

     Rabobank is a registered bank holding company and a financial holding company under applicable US laws and regulations. These laws and regulations limit the types of businesses Rabobank can acquire in the United States. Historically, we have purchased and sold seed, fertilizer and other agricultural inputs. Purchasing and selling these kinds of goods are generally not permitted in the United States for companies like Rabobank. Under the terms of the merger agreement, it is a condition to Rabobank's obligation to complete the merger that, immediately prior to and as of the closing date we shall have adjusted the structure of our business such that we do not take title to agricultural inputs and such that we shall be engaged substantially in activities that are financial in nature, incidental to a financial activity, or otherwise permissible for a financial holding company in accordance with the regulations of the Board of Governors of the Federal Reserve System.

     For the purposes of the applicable regulations, "substantially engaged" means that at least 85% of a company's consolidated annual gross revenues or consolidated total assets come from or are related to these types of activities. We currently are taking the necessary steps to conform to this limitation and we expect to complete this process by year-end 2003. We have represented to Rabobank in the merger agreement that, in our best judgment, the changes to our business and operations required to conform to this limitation will not have an adverse effect on our results of operations.

Appraisal Rights

Our shareholders are not entitled to appraisal rights in connection with the transactions contemplated by the merger agreement or any of the other proposals presented at the special meeting.

Shareholder Voting Agreements

As a condition to entering into the merger agreement, Rabobank required that our directors, James D. Gerson, Henry C. Jungling, Michael Lischin, Ervin Mellema, Gaylen D. Miller and Kevin D. Schipper, enter into separate shareholder voting agreements. As of the record date for the special meeting, these shareholder voting agreements collectively covered a total of approximately 21% of the outstanding shares of our common stock.

Covenants


     Under his shareholder voting agreement, each shareholder party has agreed:

          * to vote in favor of the approval of the merger agreement and each of the transactions contemplated by the merger agreement;

          * not to sell, transfer, pledge, assign or otherwise dispose of any of the shares of our common stock subject to the shareholder voting agreement until the merger is consummated or the merger agreement is terminated, except for transfers required by law; and

     * to take all reasonable action necessary or desirable to permit consummation of the transactions contemplated by the merger agreement at the earliest possible date and not to take any action which would substantially impair the prospects of completing those transactions.

Interests of Certain Persons in the Merger

     In considering the recommendation of our board of directors, you should be aware that some of our directors and executive officers may be deemed to have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, those of our shareholders.

     Gaylen Miller, the Chairman of our board of directors, Henry Jungling, our President and a member of our board of directors, Kevin Schipper, our Chief Executive Officer and a member of our board of directors, and Shawn Smeins, our Chief Operating Officer, each currently has an employment agreement with us. In addition, as a condition to Rabobank's execution of the merger agreement, we entered into consultancy agreements with Messrs. Miller and Jungling that amend the terms of their current employment agreements pending the consummation of the merger and provide for their continued employment with us as consultants and service as directors following the merger if consummated. Also as a condition to Rabobank's execution of the merger agreement, we entered into new employment agreements with Messrs. Schipper and Smeins which amend the terms of their current employment agreements in certain respects pending the consummation of the merger and provide for their continued employment with us as executive officers following the merger if consummated. The terms of these agreements are described in more detail below under the sections entitled "Employment Agreements" and "Consultancy and Non-Competition Agreements."

     In addition, we have received loans from Messrs. Miller, Jungling and Schipper in the aggregate amount of $4,419,760. Pursuant to the merger agreement, we have agreed to repay these loans in full following the merger.

Employment Agreements

Messrs. Schipper and Smeins each currently has an employment agreement with us. As a condition to Rabobank's execution of the merger agreement, we entered into new employment agreements with Messrs. Schipper and Smeins. Pending the merger, these new agreements have no effect on the terms of the existing employment agreements except that Messrs. Schipper and Smeins agreed to remain in their current positions until the merger is completed and agreed to waive all payments that would otherwise be owed to them in connection with the merger. Once the merger is completed, the existing employment agreements will be terminated and replaced by the new employment agreements. Following the merger, the employment agreements provide for the following:

     * Mr. Schipper shall be employed as our chief executive officer, and Mr. Smeins shall be employed as our chief operating officer, through December 31, 2005.

Compensation

     * Kevin Schipper shall be entitled to a base salary equal to 80% of his current base salary, and Shawn Smeins shall be entitled to a base salary equal to 125% of his current base salary;

     * In each of 2004 and 2005, Mr. Schipper shall be entitled to bonus compensation of 50% of his base salary if we achieve 90% of certain financial targets set forth in our business plan. For each additional percentage achieved, Mr. Schipper will receive an additional 5% of his base salary. If more than 100% of the financial target is achieved for either of those years, we will consider whether Mr. Schipper is entitled to additional bonus compensation. In no event shall Mr. Schipper's bonus compensation for each of 2004 and 2005 be less than 37.5% of his base salary.

     * In each of 2004 and 2005, Mr. Smeins shall be entitled to bonus compensation of 26.7% of his base salary if we achieve 90% of certain financial targets set forth in our business plan. For each additional percentage achieved, Mr. Smeins will receive an additional 1.33% of his base salary. If more than 100% of the financial target is achieved for each of those years, we will consider whether Mr. Smeins is entitled to additional bonus compensation. In no event shall Mr. Smeins bonus compensation for each of 2004 and 2005 be less than 20% of his base salary.

     * Messrs. Schipper and Smeins shall also be entitled to participate in all retirement, health and welfare plans and to other benefits comparable to those provided under their existing employment agreements.

     Termination

     * We may terminate either Mr. Schipper or Mr. Smeins in the event that there should occur an event constituting certain specified misconduct or the material breach by the employee or any covenant or provision of his employment agreement.

       In addition:

     * Either of Messrs. Schipper or Smeins have the right to terminate his employment agreement for good cause upon a change of control of Ag Services or a diminution of his responsibility or, within the next 18 months, his relocation without his consent.

     * If we terminate either employment agreement for any reason other than the employee's death, total disability, misconduct or material breach of any covenant or provision, or if the employee terminates his employment for good reason as provided above, the employee shall be entitled to receive his base salary and benefits for the remainder of the employment period or for one year, whichever is longer.

     Restrictive Covenant

     * Each of Messrs. Schipper and Smeins has agreed that during his employment, and for two years thereafter, he will not, directly or indirectly, compete with our business or contact any of our then existing dealers, sources of supply or customers with respect to our business or employ any of our then existing employees, agents or representatives. Each employee has also agreed not to disclose to any third party any of our confidential information or trade secrets.

Consultancy and Non-Competition Agreements

     Messrs. Jungling and Miller each currently has an employment agreement with us. As a condition to Rabobank's execution of the merger agreement, we entered into consultancy and non-competition agreements with Messrs. Jungling and Miller. Pending the merger, these new agreements have no effect on the terms of the existing employment agreements except that Messrs. Jungling and Miller agreed to remain in their current positions until the merger is completed and agreed to waive all payments that would otherwise be owed to them in connection with the merger. Once the merger is completed, the existing employment agreements will be terminated and replaced by the consultancy and non-competition agreements. Following the merger, the consultancy and non-competition agreements provide for the following:

     * Each of Messrs. Jungling and Miller has agreed to serve as a director for one year following the merger if so elected.

     * Each of Messrs. Jungling and Miller has also agreed to provide consulting services to us following the merger for at least one year and, if we both so agree, for a second year.

     * During each year of the consulting period, we will pay each
consultant $175,000.   If the consulting agreement is in effect for
one year, we have agreed to pay each individual $300,000 at the end of the consulting period. If the consulting agreement is extended for a second year, we have agreed to pay each consultant $100,000 upon termination of the consulting period. If either individual dies during the consulting period, all payments shall be made to his designated beneficiaries. In addition, each of Messrs. Jungling and Miller shall receive benefits comparable to those provided by his current employment agreement during the consulting period. Following the consulting period, we have agreed to make available to each individual health insurance coverage substantially comparable to that provided during the consulting period at the cost of the consultant.

     * Each individual has agreed not to directly or indirectly compete with our business, to contact or solicit any of our dealers, sources of supply or customers with respect to our business, or employ any of our employees, agents or representatives, in each case for a period of two years following the merger.

         PROPOSAL - APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION

Agreement and Plan of Reorganization

     This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all of its terms. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the agreement because it is the legal document that governs the merger.

The Merger

     The merger agreement provides for the merger of Merger Sub with and into us upon the terms, and subject to the conditions, of the merger agreement. We will survive the merger and continue to exist as an indirect wholly-owned subsidiary of Rabobank. The merger will be effective at the time and on the date specified in the articles of merger, which we call the effective time.

     We or Rabobank may terminate the merger agreement prior to the completion of the merger in some circumstances, whether before or after the approval of the merger agreement by shareholders. Additional details on termination of the merger agreement are described below.

Merger Consideration

     Each share of our common stock issued and outstanding immediately before the effective time of the merger (other than treasury shares and shares held by Rabobank or Merger Sub) will automatically be cancelled and will cease to exist and will be converted into the right to receive $8.50 in cash, without interest. After the merger is effective, each holder of a certificate representing any of these shares of our common stock will no longer have any rights with respect to the shares, except for the right to receive the merger consideration. Each share of our common stock held by us as treasury shares or held by Rabobank or Merger Sub at the time of the merger will be cancelled without any payment.

Treatment of Stock Options

     The merger agreement provides, that upon completion of the merger, each option, with an exercise price of less than $8.50 per share, to purchase shares of our common stock outstanding immediately prior to the completion of the merger will be converted into the right to receive a cash payment equal to the excess of $8.50 over the exercise price per share of the stock option multiplied by the number of shares of common stock subject to the stock option. In addition, our board of directors has accelerated the vesting of all outstanding options so that all options will be vested upon completion of the merger. All amounts payable are subject to applicable withholding taxes.

Directors and Officers

     Upon completion of the merger, the directors of the surviving corporation will be Cor Broekhuyse, Guillermo Bilbao, Robert Bucklin, Hans Hannaart, Henry C. Jungling, Gaylen D. Miller and Kevin D. Schipper. The officers of Ag Services at the time immediately before the merger is completed will remain the officers of the surviving corporation after the merger, except for Henry C. Jungling, Jr., our current president, and Gaylen D. Miller, our current chairman of the board, who shall not be executive officers of the surviving corporation.
Kevin D. Schipper shall serve as President of the surviving corporation, in addition to continuing to serve as Chief Executive Officer. All officers will hold their positions until their successors are duly elected, appointed or qualified.

Charter and Bylaws

     Upon the completion of the merger, the Articles of Incorporation and bylaws of Merger Sub shall be the Articles of Incorporation and bylaws of the surviving corporation.

Payment for the Shares

     Before the merger, Rabobank will designate a payment agent reasonably acceptable to us to make payment of the merger consideration as contemplated by the merger agreement. When and as needed, Rabobank will deposit in trust with the payment agent the funds appropriate to pay the merger consideration to the shareholders on a timely basis.

     At the close of business on the day of the completion of the merger, we will close our stock ledger. After that time, the surviving corporation will not transfer common stock on its stock transfer books.

     As promptly as reasonably practicable after the completion of the merger, the payment agent will mail to you a letter of transmittal and instructions for use in effecting the surrender of your certificates in payment for the merger consideration. The payment agent will promptly pay you your merger consideration after you have (1) surrendered your stock certificates to the payment agent and (2) provided to the payment agent any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of cash payments. The surviving corporation will reduce the amount of any merger consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYMENT AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     If the payment agent is to pay some or all of your merger consideration to a person other than you, you must have your certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the surviving corporation's satisfaction that the taxes have been paid or are not required to be paid.

     The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed.
You will have to provide an affidavit to that fact and, if required by the payment agent, Rabobank or the surviving corporation, post a bond in the amount that the payment agent, Rabobank or the surviving corporation, as the case may be, reasonably directs as indemnity against any claim that may be made against those parties in respect of the certificate.

Representations and Warranties

     In the merger agreement, we, Rabobank and Merger Sub each made representations and warranties with respect to us and our subsidiaries relating to, among other things:

     * corporate organization and existence;

     * corporate power and authority and enforceability of the merger agreement;

     * required regulatory filings and consents and approvals of governmental entities;

     * the absence of conflicts with or defaults under organizational documents;

     * any broker's fees;

     * the absence of any litigation that would have a material adverse effect; and

     * information supplied for inclusion in this proxy statement.

     In the merger agreement, Rabobank and Merger Sub also made representations and warranties relating to the availability of the funds necessary to complete its obligations under the merger agreement.

     We also made representations and warranties relating to, among other things,:

     * our capital structure;

     * the ownership, organization, capital structure and authority of our subsidiaries;

     * the accuracy of documents filed by us with the SEC;

     * our financial statements, including adequacy of reserves and loan losses;

     * the adequacy of our internal accounting controls;

     * our compliance with the Sarbanes-Oxley Act of 2002 and the corporate governance rules of the NYSE;

     * the absence of undisclosed liabilities;

     * our real and personal properties;

     * absence of certain material adverse changes or events since August 31, 2003;

     * tax matters;

     * compliance with the Employee Retirement Income Securities Act of 1974, as amended, and other employee benefit matters;

     * certain contracts material to us;

     * compliance with applicable laws;

     * certain payments and contributions;

     * adequacy of permits, licenses, franchises and authorizations;

     * insurance policies covering us and our subsidiaries;

     * environmental matters;

     * inapplicability of state takeover statutes;

     * intellectual property matters;

     * our risk management instruments;

     * receipt of fairness opinion of Burnham Securities Inc.;

     * labor matters; and

     * absence of appraisal rights with respect to the merger.

Conduct of Business Pending the Merger

     With limited exceptions, we agreed in the merger agreement that, until the earlier of the completion of the merger or termination of the merger agreement, we will not, without the consent of Rabobank,:

     * carry on our business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

     * declare, set aside, make or pay any dividend or other distribution in respect of our capital stock;

     * issue any shares of our capital stock or permit any treasury shares to become outstanding, except for the issuance of shares of our common stock upon the exercise of options that are issued and outstanding as of the date of the merger agreement; incur any additional debt obligation or other obligation for borrowed money;

     * incur any additional debt obligation or other obligation for borrowed money;

     * issue, grant or authorize any rights to acquire our common stock or effect any recapitalization, reclassification, stock dividend, stock split or like change in our capitalization, or redeem, repurchase or otherwise acquire any shares of our capital stock;

     * amend our articles of incorporation or bylaws;

     * impose on any share of stock of a subsidiary held by us any lien, charge or encumbrance;

     * merge with or into any other corporation or other organization; acquire control over any corporation or other organization or create any subsidiary;

     * waive or release any material right or cancel or compromise any material debt or claim except in the ordinary course of business consistent with past practice;

     * fail to comply in any material respect with any material laws, regulations, ordinances or governmental actions applicable to us and to the conduct of our business;

     * sell or dispose of any material assets or acquire any material assets except in the ordinary course of business consistent with past practice;

     * except as disclosed in the merger agreement, make any capital expenditure in excess of $20,000 in any instance or $150,000 in the aggregate;

     * increase the rate of compensation of, pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of our directors, officers or employees except in a manner consistent with past practice or as required by law or contractual obligation;

     * change our lending, investment, asset/liability management or other material policies in any material respect except as may be required by changes in applicable law;

     * change our methods of accounting in effect at February 28, 2003, except as required by changes in generally accepted accounting principles, or change any of our methods of reporting income, deductions or other items for federal income tax purposes from those employed in the preparation of our federal income tax returns, except as required by applicable law;

     * enter into any transaction with one of our executive officers, directors or beneficial owner of five percent or more of our common stock;

     * adopt, enter into, or amend to increase or accelerate benefits or obligations of any of our benefit plans, except as required by applicable law; or

     * authorize or permit any of our officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to a takeover proposal, or, except to the extent legally required for the discharge of the fiduciary duties of our board of directors, recommend or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a takeover proposal; provided, however, that we may communicate information about any such takeover proposal to you if, in the judgment of our board of directors, such communication is necessary in order to comply with its fiduciary duties to our shareholders required under applicable law. As used in this proxy statement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving us or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, us.

Efforts to Complete the Merger

      Subject to the terms and conditions of the merger agreement, we and Rabobank each has agreed to use our commercially reasonable efforts in good faith to furnish all information and take all steps as may be required in connection with the preparation of this proxy statement and the preparation of all necessary permits, consents, approvals, authorizations and agreements of any governmental or regulatory authority, in each case necessary or desirable to permit consummation of the merger at the earliest practicable date.

Conditions to the Merger

Conditions Precedent to Each Party's Obligations.

      Each party's obligations to effect the merger shall be subject to satisfaction or waiver of the following conditions:

      * All corporate action necessary to authorize the execution, delivery and performance of the merger agreement and consummation of the merger shall have been duly and validly taken;

      * The parties to the merger agreement shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by the merger agreement. Certain regulatory considerations and approvals necessary to consummate the merger are described in the section entitled, "The Merger - Regulatory Considerations" in this proxy statement;

      * To the extent that any material lease, license, loan, financing agreement or other contract or agreement to which we or one of our subsidiaries is a party requires a consent of or waiver as a result of the transactions contemplated by the merger agreement, such consent or waiver shall have been obtained; and

      * No party shall be subject to any order, decree or injunction of a court or agency which enjoins or prohibits the consummation of the transactions contemplated by the merger agreement.

Conditions to Rabobank's and Merger Sub's Obligations.

     The respective obligations of Rabobank and Merger Sub to effect the merger shall be subject to satisfaction of the following additional conditions at or prior to the closing date:

     * Our representations and warranties in the merger agreement shall be true and correct in all material respects; provided, however, that this condition shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a material adverse effect;

     * We shall have in all material respects performed all obligations and complied with all covenants required by the merger agreement;

     * Since the date of this merger agreement there shall not have occurred (i) any event that has had or reasonably would be expected to have a material adverse effect; (ii) a material disruption or material adverse change in financial, banking or capital markets in the United States, other than as a result of general economic conditions; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) a material adverse change in the agriculture services industry (including as a result of the Federal Crop Insurance Corporation ceasing to underwrite multi-peril crop insurance or materially altering the terms of such underwriting, a material change in or discontinuance of subsidies by the United States Department of Agriculture pursuant to the Farm Security and Rural Investment Act of 2002, or a material change in or discontinuance of other federal farm funding programs); provided, however, that, in the case of the foregoing clauses (ii) and (iii), the effect of any of the events specified in such clauses shall make it impracticable to proceed with the transactions contemplated by the merger agreement or shall cause a material adverse effect or make it reasonably likely that a material adverse effect shall occur;

     * We shall have delivered to Rabobank and Merger Sub environmental assessments relating to each parcel of real property owned or operated by us;

     * Burnham Securities shall have rendered an opinion as of a date recent to that of the closing date to our board of directors to the effect that the merger consideration is fair, from a financial point of view, to the holders of our common stock;

     * There shall be no pending or threatened actions or proceedings to restrain the transactions contemplated by the merger agreement or asserting the illegality thereof; nor shall there be any other litigation or proceedings pending or threatened in connection with the merger agreement or the transactions contemplated thereby, the consequences of which, in the judgment of Rabobank, could be materially adverse to us or Rabobank; and

     * Immediately prior to and as of the closing date, we shall have adjusted the structure of our business such that we do not take title to agricultural inputs and such that we shall be substantially engaged in activities that are financial in nature, incidental to a financial activity, or otherwise permissible for a financial holding company in accordance with the regulations of the Board of Governors of the Federal Reserve System.

Conditions to Our Obligations.

     Our obligations to effect the merger shall be subject to satisfaction of the following additional conditions at or prior to the closing date:

     * The representations and warranties of Rabobank and Merger Sub in the merger agreement shall be true and correct in all material respects provided, however, that this condition shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a material adverse effect on the ability of Rabobank to consummate the transactions contemplated by the merger agreement; and

     * Rabobank and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by the merger agreement to be performed or complied with.

Termination of the Merger Agreement

     The merger agreement may be terminated, either before or after approval by our shareholders:

     * At any time on or prior to the effective date, by the mutual consent of the parties;

     * By either Rabobank or us:

          o if the other party has, in any material respect, breached
            (i) any covenant or agreement contained in the merger agreement; or (ii) any representation or warranty contained in the merger agreement, and in either case if (x) such breach has not been cured by the earlier of thirty days after the date on which written notice of such breach is given to the party committing such breach or, in the event such breach occurs after January 31, 2004, by February 29, 2004, and (y) such breach would entitle the non-breaching party not to consummate the transactions;

          o on the closing date, if either we or Rabobank has not fulfilled or satisfied any of the condition precedents of the merger agreement with respect to such party;

          o at any time, if the applications for prior approval have been finally denied, and the time period for appeals and requests for reconsideration has run, or if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the merger;

          o at any time, if our shareholders do not approve the merger agreement; and

          o if the closing has not occurred by February 29, 2004, unless the failure of the closing to occur by such date shall be due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements set forth in the merger agreement.

     * By Rabobank:

          o if, prior to the time our shareholders approve the transactions contemplated by the merger agreement, (i) our board of directors fails to recommend approval and adoption of the merger agreement by our shareholders or withdraws or modifies (or publicly announces an intention to withdraw or modify) in any adverse manner its approval or recommendation of the merger agreement or the merger; (ii) our board of directors makes any public recommendation with respect to any other takeover proposal other than a recommendation to reject such takeover proposal; or (iii) we take any action authorizing or permitting any of our officers, directors, employees or agents to indirectly or directly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes a takeover proposal.
Termination Fees

     We must pay to Rabobank a termination fee of $1,400,000, plus interest at the prime rate on any amounts that are not paid when due, and all reasonable collection costs and expenses, if the merger agreement is terminated under any of the following circumstances:

     * by Rabobank prior to the time our shareholders approve the transactions contemplated by the merger agreement, if (i) our board of directors fails to recommend approval and adoption of the merger agreement and the merger by our shareholders or withdraws or modifies (or publicly announces an intention to withdraw or modify) in any adverse manner its approval or recommendation of the merger agreement or the merger; (ii) our board of directors makes any public recommendation with respect to any takeover proposal other than a recommendation to reject such takeover proposal; (iii) we take any action authorizing or permitting any of its officers, directors, employees or agents to indirectly or directly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes a takeover proposal; or (iv) our board of directors resolves to take any of the actions specified above; or

     * by Rabobank if the required approval of our shareholders is not obtained and (i) at or prior to our shareholders meeting a takeover proposal shall have been publicly announced or disclosed (whether or not rejected or withdrawn) and (ii), within one year following termination of the merger agreement (1) a third party or "group," directly or indirectly, acquires our common stock which results in a such third party or "group" having beneficial ownership of fifty percent or more of our then outstanding common stock or
       (2) a sale, transfer or license (having similar effect as a sale or transfer) of fifty percent or more of the fair market value of our assets, other than in the ordinary course of business, or (3) a definitive agreement with respect to any transaction referred to in (1) or (2) is executed by us.

Amendment, Extension and Waiver

     The parties may amend or supplement the merger agreement at any time before completion of the merger only by mutual agreement of both parties.

     At any time before the completion of the merger, each of the parties to the merger agreement may, by written instrument:

     * extend the time for the performance of any of the obligations or other acts of the other parties;

     * waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement;

     * waive compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained in the merger agreement; or

     * waive the performance by such parties of any of its obligation set out in the merger agreement.

     Our board of directors unanimously recommends that you vote FOR the approval of the merger agreement.

        BENEFICIAL OWNERSHIP OF COMMON STOCK AND CORPORATE INFORMATION

     The following table provides certain information regarding the ownership of our common stock as of November ___, 2003 by:

     * each director;

     * each executive officer;

     * all of our directors and the executive officers as a group; and

     * all those known to be beneficial owners of more than five percent of our common stock.

                      Number of Shares           Percentage
Name of                Beneficially               of Shares
Beneficial Owner       Owned (1) (2)             Outstanding

Gaylen D. Miller          361,967                   6.59%
Henry C. Jungling, Jr.    356,834                   6.49%
Kevin D. Schipper         361,134                   6.57%
James D. Gerson           196,466                   3.58%
Shawn Smeins               14,000                     *
Michael Lischin            12,000                     *
Ervin J. Mellema           11,000                     *
Neil Stadlman              18,200                     *
All directors and
  officers as a
  group (14 persons)    1,415,996                  25.78%

Greenlight Capital,
  LLC, Greenlight Capital,
  Inc. and David Einhorn   700,682                 12.79%

*  	Less than 1%

(1)	The persons or entities identified in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them unless otherwise indicated. The number of shares beneficially owned included 15,000, 15,000, 15,000, 7,000, 14,000, 1,000, 1,000, 7,000 and 133,675 shares of common stock issuable upon exercise of options that will become exercisable during the 60-day period commencing November 30, 2003 by Messrs. Miller Jungling, Schipper, Gerson, Smeins, Lischin, Mellema, Stadlman and all directors and officers as a group, respectively.

(2)	Includes shares held by spouses and minor children.

Other Matters

     Our board of directors knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the shareholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

Shareholder Proposals

     Due to the contemplated consummation of the merger, we do not currently expect to hold a 2004 annual meeting of shareholders because, following the merger, we will be a wholly-owned indirect subsidiary of Rabobank. If the merger is not consummated for any reason, under the rules of the SEC, we must receive proposals of shareholders intended to be presented at and included in the proxy statement for the 2004 annual meeting of shareholders at our principal executive officers no later than February 12, 2004.

       CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.
These forward-looking statements are based on various underlying assumptions and expectations of management and are subject to risks and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the availability of adequate and timely debt and equity financing; general economic conditions within the agricultural industry; changes in the interest rate environment; competitive factors and pricing pressures; changes in product mix; changes in the seasonality of demand patterns; changes in weather conditions; changes in agricultural regulations; unknown risks; and the risks described from time to time in our SEC reports and other public filings.

     Other factors and assumptions not identified above could also cause actual results to differ materially from those set forth in the forward-looking statements. Although our management believes these assumptions are reasonable, we cannot assure you that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, we undertake no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in our expectations.

     The forward-looking statements should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended February 28, 2003. Our reports on Form 10-K and Form 10-Q are on file with the SEC, and copies are available without charge upon written request at the address provided in "Where You Can Find More Information."

     All information contained in this proxy statement with respect to Rabobank and Merger Sub has been supplied or confirmed by Rabobank.

                     WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including Ag Services, that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

     Requests for further copies of this proxy statement or proxy cards should be directed to us at the following address:

     Ag Services of America, Inc.
     1309 Technology Parkway
     P.O. Box 668
     Cedar Falls, IA 50613
     Attention:  Kevin D. Schipper
     Telephone:  319-277-0261

     If you would like to request documents from us, please do so by December __, 2003 in order to receive them before the special meeting.

     You should rely only on the information contained in this proxy statement or other documents to which we refer you. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated
November ___, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of the proxy statement to shareholders shall not create any implication to the contrary.

                                COMMON STOCK
                        AG SERVICES OF AMERICA, INC

                      SPECIAL MEETING OF SHAREHOLDERS
                        Tuesday, December 30, 2003
                                  9:00 a.m.

                         AG SERVICES OF AMERICA, INC.
                           1309 Technology Parkway
                            Cedar Falls, IA 50613


     The undersigned hereby constitutes and appoints Henry C. Jungling Jr. and Kevin D. Schipper, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Ag Services of America, Inc, (the "Company") which the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held on Tuesday, December 30, 2003 at the corporate headquarters of Ag Services of America, Inc., 1309 Technology Parkway, Cedar Falls, Iowa 50613, at 9:00 a.m., Central Standard Time, and at any adjournment or adjournments thereof, upon the following proposal more fully described in the Notice of Special Meeting of shareholders and proxy statement for the special meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the approval of an agreement and plan of reorganization and related agreement and plan of merger with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Rabobank Nederland and Utrecht-America Acquisition Corp. II.


	   APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION
	        AND RELATED AGREEMENT AND PLAN OF MERGER

	FOR		AGAINST		ABSTAIN
	[  ]		[  ]		[  ]


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

I will attend the special meeting.  [   ]


Signature of Common shareholder                               Dated:

                               ------------------------------ -------------
Signature of Common shareholder
   (IF HELD JOINTLY)             ------------------------------

     Note: This proxy must be signed exactly as the name appears herein. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.

                  AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION ("Reorganization Agreement" or "Agreement"), dated as of October 31, 2003, by and among AG SERVICES OF AMERICA, INC. ("Company"), an Iowa corporation having its principal executive office at 1309 Technology Parkway, Cedar Falls, Iowa 50613, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., RABOBANK NEDERLAND ("Parent"), a cooperative bank organized under the laws of The Netherlands having its registered office in Amsterdam, The Netherlands, and UTRECHT-AMERICA ACQUISITION CORP. II ("Merger Sub"), an Iowa corporation having its principal executive office at 245 Park Avenue, New York, New York 10167.

                               WITNESSETH

     WHEREAS, the parties hereto desire that Company shall be acquired by Parent through the merger ("Merger") of Merger Sub with and into Company, with Company as the surviving corporation ("Surviving Corporation"), pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as Annex A ("Plan of Merger"); and

     WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                ARTICLE 1.
                               DEFINITIONS

     1.1  "Affiliate Transaction" shall mean any transaction with
(a) any person who has been an executive officer or a director of Company;
(b) any spouse of any such officer or director; (c) any parent, child, brother, sister or other family relation of any such officer or director who has the same home as such officer or director; (d) any corporation or other entity of which such officer or director or any such family relation is an officer, director, partner, or greater than five percent (5%) interest holder (based on percentage of ownership of voting securities); or (e) any "affiliate" or "associate" of any such persons
(as such terms are defined in the rules and regulations promulgated under the Securities Act), including, without limitation, (x) any transaction involving a contract, agreement, or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, and (y) loans
(including any loan guaranty).

     1.2  "Agreement" is defined in the preamble hereto.

     1.3 "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

     1.4  "Claim" is defined in Section 4.9(b) hereof.

     1.5  "Closing Date" shall mean the date specified pursuant to Section
4.8 hereof as the date on which the parties hereto shall close the transactions contemplated herein.

     1.6  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.7  "Commission" or "SEC" shall mean the Securities and Exchange
Commission.

     1.8  "Company" is defined in the preamble to this Agreement.

     1.9  "Company Common Stock" is defined in Section 2.1 hereof.

     1.10 "Company Financial Statements" shall mean (i) the consolidated balance sheets of Company as of August 31, 2003 and as of February 28, 2003 and February 28, 2002 and the related consolidated statements of income and expense, cash flows and shareholders' equity (including related notes, if any) for the six months ended August 31, 2003 and each of the three years ended February 28, 2003, February 28, 2002 and February 28, 2001, respectively, as filed by Company in SEC Documents; and (ii) the consolidated balance sheets of Company and related consolidated statements of income and expense, cash flows and changes in shareholders' equity (including related notes, if any) as filed by Company in SEC Documents with respect to any periods ended subsequent to August 31, 2003.

     1.11 "Company Plan" shall mean any "employee benefit plan," as defined in Section 3(3) of ERISA, profit-sharing, bonus, stock option, stock purchase, stock ownership, pension, retirement, severance, deferred compensation, excess benefit, supplemental unemployment, post-retirement medical or life insurance, welfare, incentive, sick leave, long-term disability, medical, hospitalization, life insurance, other insurance or employee benefit plan, maintained or contributed to by Company or any ERISA Affiliate of Company for the benefit of any Company employees or former Company employees (or employees or former employees of any ERISA Affiliate of Company) and all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents of Company or any ERISA Affiliate of Company.

     1.12  "Company Preferred Stock" is defined in Section 2.1 hereof.

     1.13  "Company Subsidiaries" is defined in Section 2.3 hereof.

     1.14  "Confidentiality Agreement" is defined in Section 4.5 hereof.

     1.15  "Covered Parties" is defined in Section 4.9(c) hereof.

     1.16  "Effective Date" shall mean the date specified pursuant to
Section 4.8 hereof as the effective date of the Merger.

     1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.18 "ERISA Affiliate" shall mean, with respect to any Person, trade or business, any other Person, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b),
(c), (m) or (o) of the Code (or the regulations or administrative rulings issued thereunder) or Section 4001(b)(1) of ERISA that includes or included the first Person, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first Person, trade or business pursuant to Section 4001(a)(14) of ERISA.

     1.19 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.20 "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

     1.21  "Indemnified Parties" is defined in Section 4.9(b) hereof.

     1.22  "Insurance Amount" is defined in Section 4.9(d) hereof.

     1.23 "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

     1.24  "Material Adverse Effect" shall mean any of the following:
(i) a material adverse effect on the condition (financial or other), business (including loan revenues, commission rates and rates of loan write-offs and delinquencies), prospects, properties or results of operations of Company and Company Subsidiaries, taken as a whole; or
(ii) a material adverse effect on Company's ability to consummate the transactions contemplated by this Agreement and the Plan of Merger.

     1.25  "Merger" is defined in the recitals hereto.

     1.26  "Merger Consideration" is defined in the Plan of Merger.

     1.27  "Merger Sub" is defined in the preamble to this Agreement.

     1.28  "NYSE" shall mean the New York Stock Exchange.

     1.29  "Parent" is defined in the preamble to this Agreement.

     1.30 "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or other entity or organization.

     1.31  "Plan of Merger" is defined in the recitals hereto.

     1.32 "Previously Disclosed" shall mean disclosed prior to the execution hereof in a letter dated of even date herewith from the party making such disclosure and delivered to the other parties prior to the execution hereof.

     1.33 "Proxy Statement" shall mean the proxy statement (or similar documents) together with any supplements thereto sent to the shareholders of Company to solicit their votes in connection with this Agreement and the Plan of Merger.

     1.34 "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

     1.35 "Reorganization Agreement" is defined in the preamble to this Agreement.

     1.36 "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

     1.37 "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.38 "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

     1.39 "Subsidiary" or "Subsidiaries" shall mean with respect to any party, any bank, corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

     1.40  "Surviving Corporation" is defined in the recitals hereto.

     1.41  "Takeover Laws" is defined in Section 2.27 hereof.

     1.42  "Takeover Proposal" is defined in Section 4.7(b)(xvii) hereof.

     1.43 "Tax," collectively, "Taxes," shall mean all taxes, however denominated, including any interest, penalties, criminal sanctions or additions to tax (including, without limitation, any underpayment penalties for insufficient estimated tax payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employment taxes, withholding taxes (including withholding taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other person or entity), unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall profits taxes, licenses in the nature of taxes, estimated taxes, severance taxes, duties (custom and others), workers' compensation taxes, premium taxes, environmental taxes (including taxes under Section 59A of the Code), disability taxes, registration taxes, alternative or add-on minimum taxes, estimated taxes, and other fees, assessments, charges or obligations of the same or of a similar nature.

     1.44 "Tax Return," collectively, "Tax Returns," shall mean all returns, reports, estimates, information statements or other written submissions, and any schedules or attachments thereto, required or permitted to be filed pursuant to the statutes, rules and regulations of any federal, state, local or foreign government Tax authority, including, but not limited to, original returns and filings, amended returns, claims for refunds, information returns and accounting method change requests.

     1.45  "Termination Fee" is defined in Section 6.2(b) hereof.

                             ARTICLE 2.
            REPRESENTATIONS AND WARRANTIES OF SELLER

     Company hereby represents and warrants to Parent and Merger Sub as follows:

     2.1.  Capital Structure of Company

           (a)  The authorized capital stock of Company consists of
(i) 10,000,000 shares of preferred stock, no par value ("Company Preferred Stock"), none of which is issued and outstanding; and
(ii) 30,000,000 shares of common stock, no par value ("Company
Common Stock"), 5,479,514 shares of which are issued and outstanding and no shares of which are held in treasury. As of the date hereof, no shares of Company Preferred Stock or Company Common Stock are reserved for issuance, except as set forth in Section 2.1(b).
All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Company does not have and is not bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of Company except as set forth above in Section 2.1(b). None of the shares of Company's capital stock has been issued in violation of the preemptive rights of any person.

           (b) An aggregate of 700,000 shares of Company Common Stock were previously authorized for issuance pursuant to Company's 1993 Stock Option Plan and an aggregate of 300,000 shares of Company Common Stock were previously authorized for issuance pursuant to Company's 1991 Stock Option Plan (which plans have been terminated) (such plans, collectively, the "Company Stock Option Plans"). Under the Company Stock Option Plans,
 as of the date of this Agreement, (A) 253,780 shares are subject to outstanding options under the Stock Option Plans (B) 253,780 shares are reserved and available for issuance under the Stock Option Plans upon exercise of such outstanding options, (C) 214,555 shares are subject to currently exercisable options under the Stock Option Plans, (D) 22,480 shares are subject to options having an exercise price per share that is less than the Merger Consideration, and (E) 14,480 shares are subject to currently exercisable options having an exercise price per share that is less than the Merger Consideration; and (ii) 150,000 shares of Company Common Stock are authorized for issuance pursuant to Company's 1995
Stock Purchase Plan (the "Company Stock Purchase Plan" and, together with the Company Stock Option Plans, the "Company Stock Plans"), of which (A) 144,690 shares are reserved and available for issuance under the Stock Purchase Plan and (B) 5,310 shares have previously been issued under the Stock Purchase Plan. As of the date of this Agreement, Company is not subject to any share delivery obligations under the Company
Stock Purchase Plan with respect to amounts paid by participants under such plan. Company has Previously Disclosed a complete and accurate list, as the date hereof, of outstanding stock options and all other rights to purchase or receive shares of Company Common Stock granted under the Stock Plans or otherwise (collectively, the "Stock Options"), the number of shares of Common Stock subject to each such Stock Option, the name of the Company Stock Plan pursuant to which such Stock Option was granted, the grant date, expiration date and exercise price of such Stock Option, the vesting schedule of such Stock Option and the name of the holder of such Stock Option. All outstanding Stock Options are evidenced by stock option agreements substantially in the forms Previously Disclosed by Company.

     2.2.  Organization, Standing and Authority of Company

     Company is a duly organized corporation, validly existing and in good standing under the laws of the State of Iowa with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Company is not in violation of any provision of its charter, bylaws or any other constitutive document.

     2.3. Ownership of Company Subsidiaries; Capital Structure of Company Subsidiaries

     As of the date hereof, Company does not own, directly or indirectly, any of the outstanding capital stock or other voting securities of any corporation or other organization except Company Subsidiaries and as Previously Disclosed. Company has Previously Disclosed to Parent a list of each Subsidiary of Company (the "Company Subsidiaries") including a summary description of each such Subsidiary's material activities, jurisdiction of incorporation or organization and the authority under which each Subsidiary is held by Company. Except as Previously Disclosed, the outstanding shares of capital stock or other equity interests of each Company Subsidiary have been duly authorized and validly issued and are fully paid and (except as provided by applicable law) nonassessable, and all such shares or equity interests are directly or indirectly owned by Company free and clear of all liens, claims and encumbrances. No Company

Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock or other equity interests of any Company Subsidiary and, except as Previously Disclosed, there are no agreements, understandings or commitments relating to the right of Company to vote or to dispose of such shares. None of the shares of capital stock or other equity interests of any Company Subsidiary has been issued in violation of the preemptive rights of any person.

     2.4.  Organization, Standing and Authority of Company Subsidiaries

     Each Company Subsidiary is a duly organized corporation or other organization, validly existing and in good standing under the laws of the state in which it is incorporated or organized. Each Company Subsidiary
(i) has full power and authority to carry on its business as now conducted; and (ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where failure to be so licensed or qualified would not have a Material Adverse Effect. Each Company Subsidiary has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect. No Company Subsidiary is in violation of any provision of its charter, bylaws or any other constitutive document.

     2.5.  Authorized and Effective Agreement

           (a) Company has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement and the Plan of Merger. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Company, except for the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, which is the only shareholder vote required to approve the Plan of Merger pursuant to the Iowa Business Corporation Act and the charter and bylaws of Company. The Board of Directors of Company has directed that this Agreement and the Plan of Merger be submitted to the shareholders of Company for approval at a special meeting to be held as soon as practicable.

          (b)  Assuming the accuracy of the representation contained in
Section 3.2(b) hereof, this Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of Company, enforceable against it in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Neither the execution and delivery of this Reorganization Agreement or the Plan of Merger, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Company with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws of Company or any Company Subsidiary;
(ii) assuming the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation; or (iii) assuming the consents and approvals which are Previously Disclosed are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Company or any Company Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect.

           (d) Other than as Previously Disclosed, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Company or any Company Subsidiary on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby. As of the date hereof, Company is not aware of any reason that the condition set forth in
Section 5.1(b) of this Agreement, including the proviso thereto, would not be satisfied.

     2.6.  SEC Documents; Regulatory Filings

     Company has filed and will file all SEC Documents required by the Securities Laws and such SEC Documents, as of their respective dates,
(a) complied, or will comply, in all material respects with the Securities Laws and (b) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were, or are, made, not misleading. Company and each Company Subsidiary has filed all reports required by statute or regulation to be filed with any federal or state regulatory agency, except where the failure to so file would not have a Material Adverse Effect, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

     2.7.  Financial Statements; Books and Records; Minute Books

     The Company Financial Statements filed by Company in SEC Documents prior to the date of this Agreement fairly present, and the Company Financial Statements filed by Company after the date of this Agreement shall fairly present, the consolidated financial position of Company and its consolidated Subsidiaries as of the dates indicated and the consolidated income, changes in shareholders' equity and cash flows of Company and its consolidated Subsidiaries for the periods then ended, and each such financial statement has been or shall be, as the case may be, prepared in conformity with generally accepted accounting principles applied on a consistent basis except as disclosed therein and except, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Company and each Company Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all material respects. The minute books of Company and each Company Subsidiary contain records, which are accurate in all material respects, of all corporate actions of the shareholders and Board of Directors (including committees of its Board of Directors) of Company or applicable Company Subsidiaries.

     2.8.  Internal Controls.

     Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's authorization, (b) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to its assets is permitted only in accordance with management's general or specific authorization and (d) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

     2.9.  Sarbanes-Oxley

     Company is in compliance with (a) the Sarbanes-Oxley Act of 2002, including the rules and regulations thereunder, and (b) the corporate governance rules of the NYSE, except, in each case, where such non-compliance cannot reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

     2.10.  Material Adverse Change

     Except as Previously Disclosed, since August 31, 2003, Company has conducted its business only in the ordinary course consistent with practices in use by Company as of August 31, 2003 and Company has not, (a) on a consolidated basis, suffered any change in its financial condition, results of operations or business or prospects, which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to Company and (b) taken any action that would be prohibited by Section 4.7(b), if taken after the date hereof.

     2.11.  Absence of Undisclosed Liabilities

     Neither Company nor any Company Subsidiary has any liability (contingent or otherwise), excluding contractually assumed contingencies, that would have a Material Adverse Effect, or that, when combined with all similar liabilities, would have a Material Adverse Effect, except as disclosed in the Company Financial Statements filed with the SEC prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to August 31, 2003.

     2.12.  Properties

     Company has Previously Disclosed a list of all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of Company and its Subsidiaries taken as a whole. Except as Previously Disclosed, Company and Company Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of Company and its Subsidiaries taken as a whole, except
(a) liens for Taxes not yet due and payable; (b) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and (c) dispositions and encumbrances for adequate consideration in the ordinary course of business. Company has Previously Disclosed a list of all leases pursuant to which Company or any Company Subsidiary, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of Company and Company Subsidiaries, taken as a whole, and all such leases are valid and enforceable in accordance with their respective terms, except where the failure of such lease or leases to be valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect. All tangible property used in the business of Company and Company Subsidiaries is in reasonable condition, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with Company's and Company Subsidiaries' past practices.

     2.13.  Loans

            (a) Each loan reflected as an asset in the Company Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be;
(ii) to the extent secured, has been secured by valid liens and security interests which have been perfected; and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case, other than loans as to which the failure to satisfy the foregoing standards, individually or in the aggregate, would not have a Material Adverse Effect.

            (b) The allowance for loan losses reflected on the Company Financial Statements, as of their respective dates, is in all material respects consistent with the requirements of generally accepted accounting principles to provide for reasonably anticipated losses with respect to Company's loan portfolio.

     2.14.  Tax Matters

            (a) Company and each Company Subsidiary have timely filed Tax Returns required to be filed with respect to Company or any Company Subsidiary, except where the failure to file timely such Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect.
All Taxes due by or on behalf of Company or any Company Subsidiary on or before the Closing Date have been paid or adequate reserves have been established on the Company Financial Statements for the payment of such

Taxes, except where any such failure to pay or establish adequate reserves would not, individually or in the aggregate, have a Material Adverse Effect. Neither Company nor any Company Subsidiary shall have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established except where such liability would not have a Material Adverse Effect.

            (b) Except as Previously Disclosed, all Tax Returns filed by Company and each Company Subsidiary were true, correct, complete and accurate in all material respects when and as filed and are final. Neither Company nor any Company Subsidiary is delinquent in the payment of any material Tax, and none of Company or any Company Subsidiaries has requested any extension of time within which to file any Tax Returns which have not since been filed. Except as fully settled and paid or accrued on the Company Financial Statements, Company has not received written notice of any audit examination, deficiency, adjustment, refund claim or litigation with respect to Tax Returns, paid Taxes, unpaid Taxes or Tax attributes of Company or any Company Subsidiary, and no proceeding with respect thereto is underway. There are currently no agreements in effect with respect to Company or any Company Subsidiary to extend the period of limitations for the assessment or collection of any Tax.

            (c) Neither the transactions contemplated hereby, after giving effect thereto, nor the termination of the employment of any employees of Company or any Company Subsidiary prior to or following consummation of the transactions contemplated hereby shall result in Company or any Company Subsidiary (or any successor thereof) making or being required to make any "excess parachute payment" as that term is defined in
Section 280G of the Code.

            (d) Neither Company nor any Company Subsidiary is a party to any agreement (other than an agreement exclusively among Company and Company Subsidiaries) providing for the allocation or sharing of, or indemnification for, Taxes.

            (e) Neither Company nor any Company Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code in any taxable period ending after the date hereof.

            (f) Neither Company nor any Company Subsidiary has executed or entered into any written agreement with any Tax authority conceding or agreeing to any treatment of Taxes or Tax attributes, including, without limitation, an Internal Revenue Service Form 870 or Form 870-AD, closing agreement or special closing agreement, affecting Company or any Company Subsidiary pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, which agreement would have a material impact on the calculation of the Taxes of Parent or any Parent Subsidiary after the Effective Date.

            (g) No written position has been taken on any Tax Return with respect to the business or operations of Company for a taxable year for which the statute of limitations for the assessment of any Taxes with respect thereto has not expired that is contrary to any publicly announced position of a taxing authority.

            (h) Neither Company nor any Company Subsidiary has sponsored, promoted, marketed or entered into any transaction that is a "tax shelter" within the meaning of any provision of the Code or regulations issued thereunder.

            (i) All Taxes that Company is required by law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper taxing authority or are held in separate bank accounts for such purpose;
and all document retention, information gathering and information reporting requirements related to any such Taxes have been complied with in accordance with all applicable provisions of the Code and the regulations issued thereunder.

            (j) Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (k) There are no Tax liens (other than for Taxes not yet due and payable) upon the properties or assets of Company.

            (l) Each asset with respect to which Company claims depreciation or amortization or similar expense for Tax purposes is owned by Company for Tax purposes. None of the assets of Company are required to be, or are being, depreciated under the alternative depreciation system prescribed by Section 168(g)(2) of the Code or subject to Section 168(f) of the Code. None of the assets of Company is property which Parent or Company is required to treat as "tax exempt use property," within the meaning of Section 168(h) of the Code. Company has not issued any "industrial revenue bonds," within the meaning of Section 103 of the Code, or "private activity bonds," within the meaning of Section 141 of the Code, or other tax-exempt financing in order to finance the assets of Company, whether leased or owned.

            (m) For purposes of this Section 2.14, (i) references to Company and any Company Subsidiary shall include predecessors thereof; and
(ii) "Company Subsidiary" shall include each Subsidiary (as defined in Article 1 hereof) of Company, and each corporation, partnership, limited liability company, joint venture or other entity which Company controls directly or indirectly (through one or more intermediaries). For purposes of the previous sentence, "control" means the possession, direct or indirect, of the power either (1) to vote fifty percent (50%) or more of the voting interests of a corporation, partnership, limited liability company, joint venture or other entity, or (2) to direct or cause the direction of the management and policies of a corporation, partnership, limited liability company, joint venture or other entity, whether by contract or otherwise.

     2.15.  Employee Benefit Plans

            (a) Company has Previously Disclosed a true and complete list of all Company Plans. Company has Previously Disclosed the financial cost of all obligations owed under any Company Plan that is not subject to the disclosure and reporting requirements of ERISA.

            (b) With respect to each of the Company Plans, Company has made available to Parent true and complete copies of each of the following documents: (i) the Company Plan and related documents (including all amendments thereto and including all insurance policies purchased by, or to provide benefits under, any Company Plan); (ii) the three (3) most recent Form 5500s, annual reports, financial statements, and actuarial reports, if any; (iii) the most recent summary plan descriptions, together with each summary of material modifications, required under ERISA with respect to such Company Plan and all material communications made to participants or beneficiaries relating to each such Company Plan;
(iv) the most recent determination letter received from the Internal Revenue Service with respect to each Company Plan that is intended to be qualified under the Code and all material communications to or from the Internal Revenue Service or any other governmental or regulatory agency or authority relating to each Company Plan, (v) a written description of any Company Plan that is not otherwise in writing, and (vi) all personnel, payroll and employment manuals and policies.

            (c) Neither Company nor any ERISA Affiliate of Company has ever established, maintained or contributed to, or had an obligation to maintain or contribute to, any plan that is subject to Title IV of ERISA.

            (d) Neither Company nor any ERISA Affiliate, nor any of the Company Plans, nor any trust created thereunder, nor any trustee, administrator or fiduciary thereof, has engaged in any prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which Company or any ERISA Affiliate of Company could reasonably be expected to either directly or indirectly incur any material liability or material cost.

            (e) Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts that Company or any ERISA Affiliate of the Company is required to pay under, or contribute to any of, the Company Plans for all plan years that end prior to the Effective Date. All contributions and payments made or accrued with respect to all Company Plans are deductible under Section 162 or Section 404 of the Code.

            (f) Neither the Company nor any ERISA Affiliate of Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

            (g) A favorable determination letter has been issued by the Internal Revenue Service with respect to each of the Company Plans that is intended to be "qualified" within the meaning of Section 401(a) of the

Code to the effect that such plan is so qualified, and to the knowledge of Company, no condition exists that could adversely affect the qualified status of any such Company Plan. Each of the Company Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each of the Company Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including, but not limited to, ERISA and the Code.

            (h) Except as Previously Disclosed, each Company Plan may be amended or terminated without liability to Company or any ERISA Affiliate of Company. Each person who performs services for Company or any ERISA Affiliate of Company has been, and is, properly classified by Company or the appropriate ERISA Affiliate of Company as an employee or independent contractor.

            (i) There are no actions, suits or claims pending, or, to the knowledge of Company or any ERISA Affiliate of Company, threatened or anticipated (other than routine claims for benefits) against any Company Plan, the assets of any Company Plan or against Company or any ERISA Affiliate of Company with respect to any Company Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Company Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or, to the knowledge of Company or any ERISA Affiliate of Company, threatened audits, examinations or investigations by any governmental body, commission or agency involving any Company Plan.

            (j) Neither Company nor any ERISA Affiliate of Company has any obligation to provide (and no Company Plan provides) benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees or directors of Company or any ERISA Affiliate of Company after retirement or other termination of service (other than (i) coverage mandated by applicable law; (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(3) of ERISA; or (iii) benefits, the full cost of which is borne by the current or former employee or director (or his beneficiary)).

            (k) Company and all ERISA Affiliates of Company have complied with the provisions of Section 601 et seq. of ERISA, Section 4980B of the Code, Section 701 et seq. of ERISA, Subtitle K of the Code and the Health Insurance Portability and Accountability Act of 1996.

            (l) Company and all ERISA Affiliates of Company have performed all of their respective obligations under all Company Plans. Company and the ERISA Affiliates of Company have made appropriate entries in their financial records and statements for all obligations and liabilities under such Company Plans that have accrued but are not due.

            (m) Except as Previously Disclosed, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in, or is a precondition to, (i) any current or former employee or director of Company or any ERISA Affiliate becoming entitled to severance pay, unemployment compensation or any similar payment;
(ii) any acceleration in the time of payment or vesting, or increase in the amount, of any compensation due to any such current or former employee or director; or (iii) any renewal or extension of the term of any agreement regarding compensation for any such current or former employee or director.

     2.16.  Certain Contracts

            (a) Company has Previously Disclosed each of the following agreements, written or oral, to which Company or any Company Subsidiary is a party or by which Company or any Company Subsidiary or any of their respective properties are bound or subject to:

                 (i)  any material contract, as defined in Item 601(b)
(10) of Regulation S-K of the SEC;

                 (ii) any agreement restricting the nature or geographic scope of its business activities in any material respect;

                 (iii) any agreement, indenture or other instrument relating to the borrowing of money by Company or any Company Subsidiary or the guarantee by Company or any Company Subsidiary of any such obligation, other than instruments relating to transactions entered into in the ordinary course of business;

                 (iv) any agreement pursuant to which Company or any Company Subsidiary has agreed to any material restriction on its ability to compete with any person, or to actively engage, in any line of business;

                 (v) any agreement that contains any guarantees as to Company's or any Company Subsidiary's future revenues or operating income;

                 (vi) any material contract that requires any consent (including any consent to assignment) of or notice to a third party, or any approval, authorization, qualification or order of any Governmental Entity, in connection with this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby and thereby in order to avoid termination of or loss of benefits thereunder;

                 (vii) any material agreement providing confidential treatment by Company or any Company Subsidiary of third party information;

                 (viii) any employment or consulting agreement, contract or commitment; and

                 (ix) any other material contract or similar arrangement whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business of Company or any Company Subsidiary).

     Each such agreement of Company and Company Subsidiaries required to be Previously Disclosed under this Section 2.16(a) is in full force and effect and is a legal, valid and binding agreement of Company or such Company Subsidiary and, to the knowledge of Company, of each other party thereto, enforceable against Company or such Company Subsidiary, as the case may be, and, to the knowledge of Company, against the other party or parties thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect or enforceable that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

            (b) Neither Company nor any Company Subsidiary is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

            (c) Except as Previously Disclosed, neither Company nor any Company Subsidiary is a party to any Affiliate Transaction.

     2.17.  Legal Proceedings

     Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the knowledge of Company or any Company Subsidiary, threatened (or unasserted but considered probable of assertion and which, if asserted, would have at least a reasonable probability of an unfavorable outcome) against Company or any Company Subsidiary or against any asset, interest or right of Company or any Company Subsidiary as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome occurred, would, individually or in the aggregate, have a Material Adverse Effect. There are no actual or, to the knowledge of Company or any Company Subsidiary, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome. There are no actions, suits or proceedings instituted, pending or, to the knowledge of Company or any Company Subsidiary, threatened (or unasserted but considered probable of assertion and which, if asserted, would be reasonably expected to have an unfavorable outcome) against any present or, to Company's knowledge, former director or officer of Company or any Company Subsidiary, that would reasonably be expected to give rise to a claim for indemnification and that (a) has a reasonable probability of an unfavorable outcome; and (b) in the event of an unfavorable outcome, would, individually or in the aggregate, have a Material Adverse Effect.

     2.18.  Compliance with Laws

     Company and each Company Subsidiary is in compliance with all statutes and regulations applicable to the conduct of its business, and neither

Company nor any Company Subsidiary has received notification from any agency or department of federal, state or local government (a) asserting a violation of any such statute or regulation; (b) threatening to revoke any license, franchise, permit or government authorization; or
(c) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect.
Except as Previously Disclosed, neither Company nor any Company Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which would be reasonably expected to have a Material Adverse Effect, and none of them has received any communication requesting that they enter into any of the foregoing.

     2.19.  Certain Payments and Contributions

     Neither Company nor any Company Subsidiary nor, to Company's knowledge, any director, officer, agent, employee or other person acting on behalf of Company or any Company Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither Company nor any Company Subsidiary nor, to Company's knowledge, any director, officer, agent, employee or other person acting on behalf of Company or any Company Subsidiary, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To Company's knowledge, Company and each of the Company Subsidiaries which is required to file reports pursuant to
Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

     2.20.  Permits

     Company has Previously Disclosed a list of all material permits, licenses, franchises and government authorizations from Governmental Entities of Company and Company Subsidiaries (the "Company Permits").
The Company Permits constitute all permits, licenses, franchises and government authorizations from Governmental Entities required to conduct Company's and each of the Company Subsidiaries business as now being conducted, except for such permits, licenses, franchises and government authorizations the lack of which, individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect. Company and each Company Subsidiary is in compliance with the terms of each Company Permit applicable to it, except where the failure to so comply, individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect. No Company Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement and the Plan of Merger.

     2.21.  Brokers and Finders

     Neither Company nor any Company Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger, except as Previously Disclosed.

     2.22.  Insurance

     Each of Company and the Company Subsidiaries currently maintains insurance in amounts considered by Company and any Company Subsidiary, as applicable, to be reasonably necessary for their operations. Neither Company nor any Company Subsidiary has received any notice of a material premium increase over current rates or cancellation with respect to any of its insurance policies or bonds, and within the last three (3) years, neither Company nor any Company Subsidiary has been refused any insurance coverage sought or applied for, and Company has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Company or any Company Subsidiary. Company has Previously Disclosed
(a) a list of each of the insurance policies covering Company or any Company Subsidiary and their expiration dates and (b) a list of all outstanding claims, as of the date hereof, against Company or any Company Subsidiary under any insurance policy, other than medical or dental payments under Company Plans or claims for less than $25,000.

     2.23.  Environmental Liability

           (a) Neither Company nor any Company Subsidiary has received any notice of any actual or threatened legal, administrative, arbitral or other proceeding, claim or action, and to Company's knowledge there is no governmental investigation of any nature ongoing, in each case, that would reasonably be expected to result in the imposition on Company or any Company Subsidiary of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended or under the common law of nuisance, trespass, or similar doctrine (collectively "Environmental Laws"), which liability would reasonably be expected to have a Material Adverse Effect; there are no facts or circumstances which would reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither Company nor any Company Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability or any compliance obligation that would reasonably be expected to have a Material Adverse Effect.

           (b) Company has Previously Disclosed a list of all material environmental assessment or audit reports or other similar environmental studies or analyses or environmental agency correspondence relating to any properties owned, leased or operated by Company or any Company Subsidiary, and Company has made available to Parent true and complete copies of all such reports, studies, analyses and correspondence.

     2.24.  Intellectual Property

     Except as Previously Disclosed, Company or a Company Subsidiary owns the entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary to conduct the business and operations of Company and Company Subsidiaries as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, the ownership, licensing or use of Intellectual Property by Company or any Company Subsidiaries does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property rights of any other person or entity. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would reasonably be expected to have a Material Adverse Effect. Except as Previously Disclosed, upon consummation of the transactions contemplated by this Agreement, Company and Company Subsidiaries shall be entitled to continue to use, and Parent shall be entitled to continue using, all such Intellectual Property without the payment of any fees, licenses or other payments.

     2.25.  Risk Management Instruments

     All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements to which Company or a Company Subsidiary is a party, whether entered into for Company's own account, or for the account of one or more Company Subsidiaries or their customers, were entered into (a) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies; and (b) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Company or one of the Company Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights, to the supervisory and enforcement powers of applicable regulatory agencies, and to general equity principles), and neither Company nor any Company Subsidiary nor, to Company's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. Company Previously Disclosed to Parent all of such agreements and arrangements that are in effect as of the date of this Agreement.

     2.26.  Certain Information

     The information contained in the Proxy Statement, other than information provided by Parent, at the time the Proxy Statement is mailed to shareholders of Company up to and including the time of Company's shareholders' meeting to vote upon the Merger, (a) shall comply in all material respects with the applicable provisions of the Securities Laws; and (b) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All information concerning Company, any Company Subsidiaries and any of their respective directors, officers and shareholders furnished by Company for inclusion in any application to be prepared pursuant to Section 4.3 of this Agreement shall be true, correct and complete in all material respects.

     2.27.  Takeover Laws

     Company has taken all action required to be taken by it in order to exempt this Reorganization Agreement and the Plan of Merger and the transactions contemplated hereby and thereby from, and this Reorganization Agreement and the Plan of Merger and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination," or other anti-takeover laws and regulations of the State of Iowa (collectively, "Takeover Laws").

     2.28.  Fairness Opinion

     Burnham Securities Inc ("Burnham") has rendered an oral opinion to the Board of Directors of Company, as of the same date as this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.
A correct and complete copy of a written opinion that confirms such oral opinion shall be delivered to Parent at the same time Burnham provides such written opinion to Company.

     2.29.  Labor Matters

     With respect to their employees, neither Company nor any Company Subsidiary is a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice. Since February 28, 2003, Company and the Company Subsidiaries have not experienced any attempt by organized labor or its representatives to make Company or any Company Subsidiary conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of Company or any Company Subsidiary. There is no unfair labor practice charge or other complaint by any employee or former employee of Company or any Company Subsidiary against any of them pending before any court, arbitrator or governmental agency arising out of Company's or such Company Subsidiary's activities, which charges or complaints would, individually or in the aggregate, have a Material Adverse Effect; there is no labor strike or labor disturbance pending or, to the knowledge of Company or any Company Subsidiaries, threatened against any of them; and neither Company nor any Company Subsidiary has experienced a work stoppage or other material labor difficulty since February 28, 2003.

     2.30.  Appraisal Rights

     Neither the execution and delivery by Company of this Agreement or the Plan of Merger nor the consummation of the transactions contemplated hereby or thereby will give rise to any holder of Company Common Stock having any appraisal or similar rights under the Iowa Business Corporation Act or any similar law, rule or regulation.

     2.31.  Company's Business

     In the best judgement of Company management, implementation by Company of the changes to Company's business and operations required to satisfy the condition set forth in Section 5.3(g) of this Agreement will not have an adverse effect on Company's results of operations.

                                 ARTICLE 3.
            REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER
                                    SUB

     Parent and Merger Sub hereby jointly and severally represent and warrant to Company as follows:

     3.1.  Organization, Standing and Authority of Parent and Merger Sub

     Parent is a duly organized banking association, validly existing and in good standing under the laws of The Netherlands, with full organizational power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement and the Plan of Merger.

     Merger Sub is a duly organized corporation, validly existing and in good standing under the laws of the State of Iowa, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the ability of Merger Sub to consummate the transactions contemplated by this Agreement and the Plan of Merger.

     3.2.  Authorized and Effective Agreement

           (a) Each of Parent and Merger Sub has all requisite organizational power and authority to enter into and perform all of its obligations under this Reorganization Agreement and the Plan of Merger. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary organizational action in respect thereof on the part of Parent and Merger Sub, including, in the case of Merger Sub, the approval of such agreements and transactions by the sole shareholder of Merger Sub.

           (b) Assuming the accuracy of the representation contained in
Section 2.5(b) hereof, this Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of Parent and Merger Sub, in each case, enforceable against it in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights, to the supervisory and enforcement powers of applicable regulatory agencies, and to general equity principles.

           (c) Except as Previously Disclosed, neither the execution and delivery of this Reorganization Agreement and the Plan of Merger, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Parent or Merger Sub with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws or other organizational documents of Parent or any Parent Subsidiary; (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any Parent Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, shall not have a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement and the Plan of Merger.

           (d) Except as Previously Disclosed and except as expressly referred to in this Reorganization Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Parent or Merger Sub on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby. As of the date hereof, Parent is not aware of any reason that the condition set forth in Section 5.1(b) of this Agreement, including the proviso thereto, would not be satisfied.

     3.3.  Legal Proceedings

     There are no actions, suits or proceedings instituted, pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary which present a claim to restrain or prohibit the transactions contemplated hereby or which would, in the event of an unfavorable decision or outcome against Parent, have a material adverse effect on the ability of Parent to effect the transactions contemplated by this Agreement or the Plan of Merger.

     3.4.  Brokers and Finders

     Neither Parent nor any Parent Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger.

     3.5.  Financial Resources

     Parent and Merger Sub shall have available on the Closing Date sufficient financial resources to enable Parent and Merger Sub to lawfully satisfy their respective obligations pursuant to this Agreement and the Plan of Merger and to consummate the Merger. Parent has and shall have sufficient management and financial resources to obtain the required regulatory and other approvals for the transactions contemplated by this Agreement and the Plan of Merger.

     3.6.  Certain Information

     All information concerning Parent and any of its directors, officers and shareholders furnished by Parent for inclusion in the Proxy Statement or any application to be prepared pursuant to Section 4.3 of this Agreement shall be true, correct and complete in all material respects.

                              ARTICLE 4.
                              COVENANTS

     4.1.  Shareholders' Meeting

     Company shall submit this Reorganization Agreement and the Plan of Merger to the shareholders of Company for approval at a special meeting to be held as soon as practicable. Subject to the fiduciary duties of the Board of Directors of Company as determined after consultation with counsel, the Board of Directors of Company shall recommend that the shareholders of Company vote in favor of such approval.

     4.2.  Proxy Statement

     As promptly as practicable after the date hereof, Parent and Company shall cooperate in the preparation of the Proxy Statement to be mailed to the shareholders of Company in connection with this Reorganization Agreement and the Plan of Merger and the transactions contemplated hereby.

     4.3.  Applications

     As promptly as practicable after execution and delivery of this Agreement, Parent and Company shall make all filings required under applicable domestic and foreign laws and regulations for consummation of the transactions contemplated hereby and by the Plan of Merger. In addition, Parent and Company shall each promptly furnish all information as may be required by any federal, state or foreign regulatory agency properly asserting jurisdiction in order that the requisite approvals for the transactions contemplated hereby may be obtained or to cause any applicable waiting periods to expire. Company and Parent shall, as soon as practicable, commence to take all other action required to obtain as promptly as practicable all necessary permits, consents, approvals, authorizations and agreements of, and to give all notices and reports and make all other filings with, any domestic and foreign governmental or regulatory authority, necessary to authorize, approve or permit the consummation of the transactions contemplated hereby and by the Plan of Merger, and Parent and Company shall cooperate with each other with respect thereto. Parent and Company shall promptly provide to each other copies of all applications, documents, correspondence or oral (to the extent material) or written comments that each of them or any of their Subsidiaries files with, sends to or receives from any domestic or foreign regulatory or governmental agency, or the staff or supervisory agents of any of them, relating to this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, including any applications filed for the purpose of obtaining any necessary regulatory consents, approvals or waivers.

     4.4.  Best Efforts

           (a) Subject to the terms and conditions of this Agreement, Parent and Company shall each use its commercially reasonable efforts in good faith, and each of them shall cause its Subsidiaries to use their commercially reasonable efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Sections 4.2 and 4.3 above; and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest practicable date, including, without limitation, (1) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby; provided, that neither Company nor any Company Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Parent, which consent shall not be unreasonably withheld, (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors and (3) making all filings and providing all information required by any federal, state or foreign regulatory agency or under any applicable domestic and foreign laws and regulations. Subject to the terms and conditions of this Agreement, no party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third persons, any action that would substantially impair the prospects of completing the Merger pursuant to this Reorganization Agreement and the Plan of Merger, or that would materially delay such completion.

           (b) Company shall give prompt notice to Parent, and Parent shall give prompt notice to Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date such that the condition set forth in Section 5.2(a) or 5.3(a), as applicable, would not be met if such failure to be true or accurate were to occur or be continuing on the Closing Date; and (ii) any material failure of Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the applicable party hereunder, and each party shall use all reasonable best efforts to remedy such failure.

     4.5.  Investigation and Confidentiality

     Company shall keep Parent advised of all material developments relevant to its business and to consummation of the transactions contemplated herein and in the Plan of Merger. Parent may make or cause to be made such investigation of the financial and legal condition of Company as Parent reasonably deems necessary or advisable in connection with the transactions contemplated herein and in the Plan of Merger; provided, however, that such investigation shall be reasonably related to such transactions and shall not interfere unnecessarily with normal operations. Company agrees to furnish Parent and the advisors of Parent with such financial data and other information with respect to its business and properties as Parent shall from time to time reasonably request. No investigation pursuant to this Section 4.5 shall affect or be deemed to modify any representation or warranty made by Company, or the conditions to the obligations to consummate the Merger of Parent. Each party hereto shall hold all information furnished by the other party or any of such party's
Subsidiaries or representatives pursuant to this Agreement in confidence to the extent required by, and in accordance with, the provisions of the Exclusivity Agreement, dated September 11, 2003, by and between Company and Parent (the "Confidentiality Agreement"). Notwithstanding anything herein to the contrary, except where such disclosure would be prohibited under U.S. securities laws, any party to this hereto (and each employee, representative or other agent thereof) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure. For this purpose, a "tax structure" means any facts relevant to the U.S. federal income tax treatment of the proposed transaction and does not include information relating to the identity of the parties.

     4.6.  Press Releases

     Company and Parent shall agree with each other as to the form and substance of any press release related to this Reorganization Agreement and the Plan of Merger or the transactions contemplated hereby or thereby, and shall consult each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, if reasonably practicable, from making any disclosure which is required by applicable law or NYSE rules.

     4.7.  Actions Pending the Merger

           (a) Prior to the Closing Date, and except as otherwise provided for by this Reorganization Agreement, the Plan of Merger, or consented to or approved by Parent, Company shall, and shall cause each of the Company Subsidiaries to, use commercially reasonable efforts to preserve the properties, business and relationships with customers, employees and other persons of each of the Company Subsidiaries.

           (b) Company shall not, and shall not permit any Company Subsidiaries to, except with the prior written consent of Parent or except as Previously Disclosed or expressly contemplated or permitted by this Agreement or the Plan of Merger:

                (i) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                (ii) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

                (iii) issue any shares of its capital stock or permit any treasury shares to become outstanding, except for the issuance of shares of Company Common Stock upon the exercise of options granted under Company Plans that are issued and outstanding and have vested as of the date hereof or shall vest prior to Closing;

                (iv) incur any additional debt obligation or other obligation for borrowed money;

                (v) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock except;

                (vi) amend its articles or certificate of incorporation or association or bylaws; impose, or suffer the imposition, on any share of stock of any Company Subsidiary held by Company of any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist;

                (vii) merge with any other corporation or other organization or permit any other corporation or other organization to merge into it or consolidate with any other corporation or other organization; acquire control over any corporation or other organization or create any Subsidiary;

                (viii) waive or release any material right or cancel or compromise any material debt or claim except in the ordinary course of business consistent with past practice;

                (ix) fail to comply in any material respect with any material laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

                (x) liquidate or sell or dispose of any material assets or acquire any material assets except in the ordinary course of business consistent with past practice;

                (xi) except as Previously Disclosed, make any capital expenditure in excess of $20,000 in any instance or $150,000 in the aggregate;

                (xii) increase the rate of compensation of, pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees except in a manner consistent with past practice or as required by law or contractual obligation in effect as of the date hereof;

                (xiii) change its lending, investment, asset/liability management or other material policies in any material respect except as may be required by changes in applicable law;

                (xiv) change its methods of accounting in effect at February 28, 2003, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income, deductions or other items for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended February 28, 2003, except as required by applicable law;

                (xv) enter into any Affiliate Transaction or any contract, agreement, or other arrangement with a Company Subsidiary;

                (xvi) adopt, enter into, or amend to increase or accelerate benefits or obligations of any Company Plan, except as required by applicable law;

                (xvii) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a Takeover Proposal (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of Board of Directors of Company, recommend or endorse any Takeover Proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal; provided, however, that Company may communicate information about any such Takeover Proposal to its shareholders if, in the judgment of the Board of Directors of Company, after consultation with outside counsel, such communication is necessary in order to comply with its fiduciary duties to shareholders of Company required under applicable law. Company shall take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken herein. Company shall notify Parent immediately if any such inquiries or Takeover Proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Company, and Company shall promptly inform Parent in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Company or any Company Subsidiary or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Company or any Company Subsidiary other than the transactions contemplated or permitted by this Agreement and the Plan of Merger; or

                (xviii) agree to do any of the foregoing.

     4.8.  Closing; Agreement of Merger

     The transactions contemplated by this Reorganization Agreement and the Plan of Merger (the terms of which are incorporated herein by reference) shall be consummated at a closing to be held at such location and on such date as the parties shall mutually agree, not later than the last day of the calendar month in which each of the conditions to the consummation of the Merger set forth in ARTICLE 5 hereof have been satisfied (provided, however, that, if the last day of such calendar month is fewer than ten
(10) days following the satisfaction of such conditions, the Closing shall take place on the last day of the next succeeding calendar month), or such other date to which the parties may mutually agree (other than such conditions relating to the actions to be taken at the Closing) (such date, "Closing Date"). In connection with such Closing, each of Merger Sub and Company shall execute articles of merger in the form attached hereto as Exhibit A (the "Articles of Merger"), and shall cause such Articles of Merger to be delivered to the Iowa Secretary of State in accordance with
Section 490.1106 of the Iowa Business Corporation Act. The Merger shall be effective at the time and on the date ("Effective Date") as designated in the Articles of Merger.

     4.9.  Company Employees; Directors and Management; Indemnification

           (a) Prior to the Effective Date, Company shall take, or shall cause the ERISA Affiliates of Company to take, all actions that may be requested by Parent in writing with respect to (i) causing one or more Company Plans (other than Company Plans that are contractual arrangements with individual officers and employees of Company or any Company Subsidiary) to be modified or terminated as of, or prior to, the Effective Date or for benefit accruals and entitlements to cease as of, or prior to, the Effective Date; (ii) causing the continuation on and after the Effective Date of any contract, arrangement or insurance policy relating to any Company Plan for such period as may be requested by Parent; (iii) facilitating the merger of any Company Plan into any employee benefit plan maintained by Parent or an ERISA Affiliate of Parent; and (iv) any of the matters Previously Disclosed by Parent. Company shall not authorize the commencement of any purchase period under any Company stock purchase plan between the date hereof and the termination of this Reorganization Agreement and shall not extend any purchase period that is in effect on the date hereof beyond its originally scheduled date of termination.

           (b) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer of Company or of any Company Subsidiary (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Company, or any Company Subsidiary or any of their respective predecessors; or (ii) this Agreement or the Plan of Merger or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. On and after the Effective Date, Parent shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses
(including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Date), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent; provided, however, that (1) Parent shall have the right to assume the defense thereof and upon such assumption
Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that, if Parent elects not to assume such defense or counsel for the Indemnified Parties and reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after such notification, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties,
(2) Parent shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties; provided, that, if there are issues which raise conflicts of interest between two or more of the Indemnified Parties that result in the retention of separate counsel pursuant to the provisions of the preceding clause (1) Parent shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party or set of Indemnified Parties requiring separate counsel, (3) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), and (4) Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 4.9(b), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof;
provided, that the failure of any Indemnified Party to so notify Parent shall not relieve Parent of its obligations hereunder except (and only) to the extent that such failure materially prejudices Parent. Parent's obligations under this Section 4.9(b) shall continue in full force and effect for a period of six (6) years from the Effective Date; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

           (c) Parent agrees that all rights to indemnification and all limitations on liability existing in favor of the directors, officers and employees of Company and any Company Subsidiary (the "Covered Parties") as provided in their respective articles of incorporation, bylaws or similar governing documents as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Date shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder; provided, however, that nothing contained in this Section 4.9(c) shall be deemed to preclude the liquidation, consolidation or merger of Company or any Company Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue as an obligation of Parent or the successor to Company or the Company Subsidiary notwithstanding any such liquidation, consolidation or merger.

           (d) Parent, from and after the Effective Date shall use its reasonable best efforts directly or indirectly to cause the persons who served as directors or officers of Company on or before the Effective
Date to be covered by Company's existing directors' and officers' liability insurance policy (provided, that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) but in no event shall any insured person be entitled under this Section 4.9(d) to insurance coverage more favorable than that provided to him or her in such capacities as of the date hereof with respect to acts or omissions resulting from their service as such on or prior to the Effective Date. Such insurance coverage, if reasonably available at a reasonable cost relative to the coverage obtained, shall commence on the Effective Date and shall be provided for a period of no less than six
(6) years after the Effective Date; provided, however, that in no event shall Parent be required to expend more than 150% of the current amount expended by Company (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, provided, further, that the Insurance Amount shall be deemed reasonable for purposes of this Section 4.9(d). Company agrees to renew any such existing insurance or to purchase any "discovery period" insurance provided for thereunder at request of Parent.

           (e) In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this section.

           (f) The provisions of Section 4.9(b), (c), (d) and (e) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

           (g) For the ninety (90) day period prior to the Effective Date, Company shall not terminate the employment of any employees
(other than a discharge for misconduct or poor performance ) without the consent of Parent, which consent shall not be unreasonably withheld. Company shall be responsible for providing any notice required pursuant to WARN, any successor federal law, and any other applicable plant closing notification laws, including state law, foreign laws or contractual requirements, with respect to a layoff or plant closing that occurs prior to the Effective Date, and Company shall be solely liable for all losses with respect to the failure to provide any such notice in a timely manner.

           (h) As soon as practicable following the Effective Date, the Surviving Corporation shall repay in full the notes Previously Disclosed in Schedule 4.9(h).

     4.10.  Takeover Laws

     No party hereto shall take any action that would cause the transactions contemplated by this Reorganization Agreement or the Plan of Merger to be subject to the requirements imposed by any Takeover Law, and each party hereto shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Reorganization Agreement and the Plan of Merger from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

     4.11.  Shareholder Litigation

     Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Date, each party shall give the other party the opportunity to participate in the defense or settlement of any shareholder litigation relating to this Agreement and the Plan of Merger or any of the transactions contemplated by this Agreement and by the Plan of Merger, and shall not settle any such litigation without the other party's prior written consent, which will not be unreasonably withheld or delayed.

                              ARTICLE 5.
                         CONDITIONS PRECEDENT

     5.1. Conditions Precedent to Obligations of Parent, Merger Sub and Company

     The respective obligations of the parties to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

           (a) All corporate action necessary to authorize the execution, delivery and performance of this Reorganization Agreement and the Plan of Merger and consummation of the transactions contemplated hereby and thereby, including, without limitation the shareholder approval contemplated by Section 2.5 hereof, shall have been duly and validly taken;

           (b) The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by this Reorganization Agreement and the Plan of Merger, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied; provided, however, that no such approval shall have imposed any condition or requirement that, in the reasonable good faith opinion of the Board of Directors of Parent, so materially and adversely affects the anticipated economic and business benefits to Parent of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable;

           (c) To the extent that any material lease, license, loan, financing agreement or other contract or agreement to which Company or any Company Subsidiary is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained; and

           (d) None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Reorganization Agreement and the Plan of Merger.

     5.2.  Conditions Precedent to Obligations of Company

     The obligations of Company to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Company pursuant to Section 6.4 hereof:

           (a) The representations and warranties of Parent and Merger Sub set forth in ARTICLE 3 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by Company; provided, however, that (i) in determining whether or not the condition contained in this paragraph (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement and the Plan of Merger; and (ii) the condition contained in this paragraph
(a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement and the Plan of Merger;

           (b) Parent and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement and the Plan of Merger to be performed or complied with at or prior to the Closing Date;

           (c) Each of Parent and Merger Sub shall have delivered to Company a certificate, dated the Closing Date and signed by its respective Managing Director, Senior Vice President or Executive Vice President to the effect that the conditions set forth in paragraphs (a) and (b) of this Section 5.2 have been satisfied and such other customary certificates as Company may reasonably request.

     5.3.  Conditions Precedent to Obligations of Parent and Merger Sub

     The respective obligations of Parent and Merger Sub to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Parent pursuant to Section 6.4 hereof:

           (a) The representations and warranties of Company set forth in
ARTICLE 2 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by Parent; provided, however, that in determining whether or not the condition contained in this paragraph
(a) shall be satisfied, references to Company's and Company Subsidiaries business or Company's and Company Subsidiaries business as conducted as of the date of this Agreement shall mean and include Company's and Company Subsidiaries business as of the date of this Agreement and Company's and Company Subsidiaries business as required to be conducted immediately prior to the Closing Date pursuant to Section 5.3(g) and provided, further, that
(i) in determining whether or not the condition contained in this paragraph
(a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect; and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect;

           (b) Company shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement and the Plan of Merger to be performed or complied with at or prior to the Closing Date;

           (c) Since the date of this Reorganization Agreement there shall not have occurred (i) any event that has had or reasonably would be expected to have a Material Adverse Effect; (ii) a material disruption or material adverse change in financial, banking or capital markets in the United States, other than as a result of general economic conditions;
(iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) a material adverse change in the agriculture services industry (including as a result of the Federal Crop Insurance Corporation ceasing to underwrite multi-peril crop insurance or materially altering the terms of such underwriting, a material change in or discontinuance of subsidies by the United States Department of Agriculture pursuant to the Farm Security and Rural Investment Act of 2002, or a material change in or discontinuance of other federal farm funding programs); provided, however, that, in the case of the foregoing clauses (ii) and (iii), the effect of any of the events specified in such clauses, shall make it impracticable to proceed with the transactions contemplated by this Agreement and the Plan of Merger or shall cause a Material Adverse Effect or make it reasonably likely that a Material Adverse Effect shall occur;

           (d) Company shall have delivered to Parent and Merger Sub a certificate, dated the Closing Date and signed by its Chairman, CEO, President or Senior Vice President to the effect that the conditions set forth in paragraphs (a), (b) and (c) of this Section 5.3 have been satisfied and such other customary certificates as Parent and Merger Sub may reasonably request;

           (e) Company shall have delivered to Parent and Merger Sub an environmental assessment prepared in accordance with ASTM Standard E1527, dated as of a recent date relative to the Closing Date, relating to each parcel of real property owned or operated by the Company, which environmental assessments shall be acceptable to Parent and Merger Sub;

           (f) Company shall have delivered to Parent and Merger Sub a copy of the written opinion of Burnham rendered orally on the same date as this Agreement and Burnham shall have rendered an oral opinion to the Board of Directors of Company, as of the Closing Date to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock. A correct and complete copy of a written opinion that confirms such oral opinion shall be delivered to Parent at the same time Burnham provides such written opinion to Company;

           (g) There shall be no pending or threatened actions or proceedings by any governmental body or agency to restrain the transactions contemplated by this Agreement or asserting the illegality thereof, nor shall there be any such action or proceeding by any Person; nor shall there be any other litigation or proceedings pending or threatened in connection with this Agreement or the transactions contemplated hereby against Parent, Merger Sub or Company the consequences of which, in the judgment of Parent, could be materially adverse to Parent or Company; and

           (h) Immediately prior to and as of the Closing Date, Company shall have adjusted the structure of its business such that it does not take title to agricultural inputs and such that it shall be substantially engaged in activities that are financial in nature, incidental to a financial activity, or otherwise permissible for a financial holding company in accordance with the regulations of the Board of Governors of the Federal Reserve System.

                              ARTICLE 6.
                  TERMINATION, WAIVER AND AMENDMENT

     6.1.  Termination

     This Reorganization Agreement and the Plan of Merger may be terminated, either before or after approval by the shareholders of Company or Merger Sub:

           (a) At any time on or prior to the Effective Date, by the mutual consent in writing of the parties hereto;

           (b) At any time on or prior to the Closing Date, by Parent in writing, if Company has, or by Company in writing, if Parent or

Merger Sub has, in any material respect, breached (i) any covenant or agreement contained herein or in the Plan of Merger; or (ii) any representation or warranty contained herein, and in either case if (x) such breach has not been cured by the earlier of thirty (30) days after the date on which written notice of such breach is given to the party committing such breach or, in the event such breach occurs after January 31, 2004, by February 29, 2004, and (y) such breach would entitle the non-breaching party not to consummate the transactions contemplated hereby under ARTICLE 5 hereof;

           (c) On the date, if any, mutually agreed by the parties to be the Closing Date, unless the parties mutually agree that a later date shall be the Closing Date, by Parent in writing, if Company has, or by Company in writing, if Parent has, not fulfilled or satisfied any of the conditions set forth in ARTICLE 5 hereof with respect to such party;

           (d) At any time, by any party hereto in writing, if the applications for prior approval referred to in Section 4.3 hereof have been finally denied, and the time period for appeals and requests for reconsideration has run, or if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

           (e) At any time, by any party hereto in writing, if the shareholders of Company do not approve the transactions contemplated hereby and by the Plan of Merger at the special meeting duly called for that purpose;

           (f) By Parent prior to the time the shareholders of Company approve the transactions contemplated by this Agreement and the Plan of Merger, if (i) the Board of Directors of Company fails to recommend approval and adoption of this Agreement and the Merger by the shareholders of Company or withdraws or modifies (or publicly announces an intention to withdraw or modify) in any adverse manner its approval or recommendation of this Agreement or the Merger; (ii) the Board of Directors of Company makes any public recommendation with respect to any Takeover Proposal other than a recommendation to reject such Takeover Proposal; (iii)
Company takes any action prohibited by 4.7(b)(xvii); or (iv) the Board of Directors of Company resolves to take any of the actions specified above; or

           (g) By any party hereto in writing, if the Closing has not occurred by the close of business on February 29, 2004, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein.

     6.2.  Effect of Termination

           (a) In the event this Reorganization Agreement and the Plan of Merger are terminated pursuant to Section 6.1 hereof, this Agreement and the Plan of Merger shall become void and have no effect, except that
(i) the provisions relating to confidentiality, fees and expenses set forth in Sections 4.5, 6.2(b) and 7.1 hereof, respectively, shall survive any such termination; and (ii) a termination pursuant to Section 6.1(b)(i) or 6.1(b)(ii) hereof shall not relieve the breaching party from liability for an uncured willful breach of such covenant or agreement or representation or warranty giving rise to such termination.

           (b) Company acknowledges that Parent has spent, and shall be required to spend, substantial time and effort in examining the business, properties, affairs, financial condition and prospects of Company, has incurred, and shall continue to incur, substantial fees and expenses in connection with such examination, the preparation of this Reorganization Agreement and the accomplishment of the transactions contemplated hereby, and shall be unable to evaluate and, possibly, make investments in or acquire other entities due to the limited number of personnel available for such purpose and the constraints of time. Therefore, to induce Parent to enter into this Reorganization Agreement and the Plan of Merger, in the event this Reorganization Agreement and the Plan of Merger are terminated:

                (i) by Parent pursuant to Section 6.1(f) hereof; or

                (ii) by Company or Parent pursuant to Section 6.1(e) hereof because of the failure to obtain the required approval of Company's shareholders and, if (A) at or prior to Company's shareholders meeting a Takeover Proposal shall have been publicly announced or disclosed (whether or not such offer, proposal or announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination or of Company's shareholders' meeting) and (B)(1) a third party or "group" (within the meaning of Rule 13d-5 under the Exchange
Act), directly or indirectly, acquires Company Common Stock which results in a such third party or "group" having beneficial ownership of fifty percent (50%) or more of the then outstanding Company Common Stock or
(2) a sale, transfer or license (having similar effect as a sale or transfer) of fifty percent (50%) or more of the fair market value of the assets of Company, other than in the ordinary course of business, or
(3) a definitive agreement with respect to any transaction referred to in
(1) or (2) is executed by Company or any Company Subsidiaries, in the case of (1), (2) or (3), within one (1) year following termination of this Reorganization Agreement and the Plan of Merger pursuant to Section 6.1(e);

then, in the case of clause (i), Company shall pay to Parent by wire transfer of the same day funds promptly, but not later than two (2) business days after the date of such termination, a termination fee of $1,400,000 (the "Termination Fee"), and, in the case of clause (ii), Company shall pay the Termination Fee to Parent by wire transfer of same day funds promptly, but not later than two (2) business days after satisfaction of all conditions to the payment thereof set forth in clause
(ii). In the event that Parent is entitled to the Termination Fee, the Company shall also pay Parent interest at the prime rate on any amounts that are not paid when due, plus all reasonable costs and expenses in connection with or arising out of the enforcement of the obligation of Company to pay such fee or such interest.

     6.3.  Survival of Representations, Warranties and Covenants

     All representations, warranties and covenants in this Reorganization Agreement and the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date other than covenants that by their terms are to survive or be performed after the Effective Date; provided, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Parent, Merger Sub or Company (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of Company, the aforesaid representations, warranties and covenants being material inducements to the consummation by Parent and Company of the transactions contemplated herein.

     6.4.  Waiver

     Except where prohibited by law, Parent and Company, respectively, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Reorganization Agreement and the Plan of Merger by the shareholders of Company) extend the time for the performance of any of the obligations or other acts of Company, on the one hand, or Parent or Merger Sub, on the other hand, and may waive (a) any inaccuracies of such parties in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto; (b) compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger; or (c) the performance by such parties of any of its obligations set out herein or therein; provided, however, that no such waiver, or amendment or supplement contemplated by Section 6.5 hereof, executed after approval of this Reorganization Agreement and the Plan of Merger by the shareholders of Company shall, without the further approval thereof, change the amount or kind of Merger Consideration.

     6.5.  Amendment or Supplement

     This Reorganization Agreement and the Plan of Merger may be amended or supplemented at any time only by mutual agreement of the parties hereto or thereto. Any such amendment or supplement must be in writing and approved by their respective boards of directors and/or officers authorized thereby and shall be subject to the proviso in Section 6.4 hereto.

                               ARTICLE 7.
                             MISCELLANEOUS

     7.1.  Expenses

     Except as otherwise provided in Section 6.2(b) hereof, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Reorganization

Agreement, including fees and expenses of its own financial consultants, accountants and counsel.

     7.2.  Entire Agreement

     This Reorganization Agreement and the Plan of Merger contain the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein and the Confidentiality Agreement. The terms and conditions of this Reorganization Agreement and the Plan of Merger shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Except as specifically set forth herein, or in the Plan of Merger, nothing in this Reorganization Agreement or the Plan of Merger, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities.

     7.3.  No Assignment

     No party hereto may assign any of its rights or obligations under this Reorganization Agreement to any other person. Notwithstanding the foregoing sentence, Parent shall have the right to assign, without any obligation to obtain the consent of Company, any of its rights or obligations under this Reorganization Agreement to any affiliate of Parent.

     7.4.  Alternative Structure

     Notwithstanding any provision of this Reorganization Agreement to the contrary, Parent may, with the written consent of Company, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of Company and the Company Subsidiaries set forth herein and in the Plan of Merger; provided, that
(a) the consideration to be paid to the holders of the Company Common
Stock is not thereby changed in kind or reduced in amount as a result of such modification; and (b) such modification shall not materially delay or jeopardize the consummation of the transactions contemplated by the Reorganization Agreement and the Plan of Merger; provided, further, that Parent shall pay all costs, if any, associated with any such modifications of structure.

     7.5.  Notices

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

      If to Company:

	Ag Services of America, Inc.
	1309 Technology Parkway
	Cedar Falls, Iowa 50613
	Attn:  Kevin D. Schipper
	Facsimile No:  319.277.0144

      With a required copy to:

	Richard A. Krantz
	Robinson & Cole LLP
	Financial Centre,
	695 East Main Street, P.O. Box 10305
	Stamford, Connecticut 06904-2305
	Facsimile No:  203.462.7599



      If to Parent or Merger Sub:

	Rabobank International
	245 Park Avenue
	New York, New York 10167
	Attn:  Guillermo Bilbao
	Facsimile No: 212.916.7880

      With a required copy to:

	Arnold & Porter
	399 Park Avenue
	New York, New York 10022-4690
	Attn:  Isaac Lustgarten, Esq.
	Facsimile No: 212.715.1399

     7.6.  Captions

     The captions contained in this Reorganization Agreement are for reference purposes only and are not part of this Reorganization Agreement.

     7.7.  Counterparts

     This Reorganization Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      7.8.  Governing Law

      Except to the extent (a) federal law may be applicable to any provision of this Agreement or (b) Iowa law is mandatorily applicable to the Merger or the rights of shareholders of Company, this Reorganization Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed within such jurisdiction.

[Remainder of page left intentionally blank; signatures appear on the following page.]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Reorganization Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.



COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.,
RABOBANK NEDERLAND

_______________________________             _______________________________
By: Cor F. Broekhuyse                       By:  Guillermo Bilbao
Title:  Executive Vice President            Title: Managing Director



UTRECHT-AMERICA
ACQUISITION CORP. II


_______________________________             _______________________________
By: Cor F. Broekhuyse                       By: Guillermo Bilbao
Title:  President                           Title: Vice President




AG SERVICES OF AMERICA, INC.


_______________________________             _______________________________
By:  Kevin D. Schipper                      By:
Title:  Chief Executive Officer             Title:
        and Secretary

                     AGREEMENT AND PLAN OF MERGER OF
                  UTRECHT-AMERICA ACQUISITION CORP. II
               WITH AND INTO AG SERVICES OF AMERICA, INC.


     AGREEMENT AND PLAN OF MERGER ("Plan of Merger") dated as of
October 31, 2003, by and between AG SERVICES OF AMERICA, INC. ("Company"), an Iowa corporation having its principal executive office at 1309 Technology Parkway, Cedar Falls, Iowa 50613, UTRECHT-AMERICA ACQUISITION CORP. II ("Merger Sub"), an Iowa corporation having its principal executive office at 245 Park Avenue, New York, New York 10167, and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., RABOBANK NEDERLAND ("Parent"), a cooperative bank organized under the laws of The Netherlands having its registered office in Amsterdam, The Netherlands.

                              WITNESSETH

     WHEREAS, the respective Boards of Directors of Company and Merger Sub and the Supervisory Board and the Board of Management of Parent deem the merger of Merger Sub with and into Company, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of Company and Merger Sub and the Supervisory Board and the Board of Management of Parent have adopted resolutions approving this Plan of Merger and an Agreement and Plan of Reorganization dated of even date herewith ("Reorganization Agreement"); and

     WHEREAS, the parties hereto desire that Company shall be acquired by Parent through the merger of Merger Sub with and into Company, with Company as the surviving corporation, subject to the terms and conditions of this Plan of Merger and the Reorganization Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

                              Article 1.
                                MERGER

     Subject to the terms and conditions of this Plan of Merger, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into Company, pursuant to the provisions of, and with the effect provided in, the Iowa Business Corporation Act (said transaction being hereinafter referred to as the "Merger"). At the Effective Time, the separate existence of Merger Sub shall cease and Company, as the surviving entity, shall continue unaffected and unimpaired by the Merger (Company as existing on and after the Effective Time being hereinafter sometimes referred to as the "Surviving Corporation").

                              Article 2.
                ARTICLES OF INCORPORATION AND BY-LAWS

     2.1 The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until further amended in accordance with applicable law.

     2.2 The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until further amended in accordance with applicable law.

                              Article 3.
                   BOARD OF DIRECTORS AND OFFICERS

     3.1 The directors of Merger Sub immediately following the Effective Time shall be the individuals set forth in Appendix 3.1 attached hereto, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

     3.2 The officers of Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation; provided, however, that Henry C. Jungling, Jr. shall not be an officer of the Surviving Corporation and Kevin D. Schipper shall be the President of the Surviving Corporation. Each officer of the Surviving Corporation shall hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

                              Article 4.
                               CAPITAL

     At the Effective Time, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

                              Article 5.
               CONVERSION AND EXCHANGE OF COMPANY SHARES

     5.1 At the Effective Time, each share of the common stock of Company, no par value ("Company Common Stock"), outstanding immediately prior to the Effective Time (except as provided in Sections 5.2), shall by virtue of the Merger be converted into the right to receive $8.50 in cash
(the "Merger Consideration").

     5.2 At the Effective Time, all shares of Company Common Stock held in the treasury of Company or owned beneficially by any subsidiary of Company shall be canceled and no cash, stock or other property shall be delivered in exchange therefor.

     5.3 As promptly as reasonably practicable after the Effective Time, but in no event more than three business days thereafter, Parent shall cause its duly appointed payment agent (the "Payment Agent") to mail to each holder of record of a certificate previously representing shares of Company Common Stock (a "Certificate") the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent, which shall be in a form and contain such provisions as Parent and Company may determine; and
(ii) instructions for use in effecting the surrender of the Certificates in payment for the Merger Consideration. Upon the proper surrender of a Certificate to the Payment Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in payment therefor a check representing the Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of Company, a check for the Merger Consideration may be issued to the transferee if the Certificate representing such Company Common Stock is presented to the Payment Agent, accompanied by documents sufficient, in the discretion of Parent, (i) to evidence and effect such transfer; and (ii) to evidence that all applicable stock transfer taxes have been paid.
Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of Company for six months after the Effective Time shall be repaid by the Payment Agent to Parent. Any shareholders of Company who have not theretofore complied with this Section 5.3 shall thereafter look only to Parent for payment of the Merger Consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Plan of Merger without any interest thereon. Any other provision of this Plan of Merger notwithstanding, neither Parent or its agent nor any party to the Merger shall be liable to a holder of Company Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law. After the Effective Time, the stock transfer books of Company shall be closed and no transfer of Company Common Stock shall thereafter be made or recognized. If after the Effective Time Certificates are presented to Parent or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Plan of Merger in accordance with the procedures set forth in this Section 5.3.

     5.4 No dividends or other distributions declared after the Effective Time with respect to Company Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article V. After the surrender of a Certificate in accordance with this Article V, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Company Common Stock represented by such Certificate.

     5.5 At the Effective Time, all rights to purchase shares of Company Common Stock pursuant to stock options granted under Company's 1993 Stock

Option Plan and 1991 Stock Option Plan that are outstanding immediately prior to the Effective Time ("Employee Stock Options"), shall become fully vested and exercisable and shall be adjusted to give each holder of Employee Stock Options, upon exercise of any Option in accordance with its terms, the right to receive with respect to each share of Company Common Stock covered by the Option, in lieu of one share of Company Common Stock, an amount of cash equal to the difference between $8.50 and the per share exercise price of such option.

     5.6 In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent or its agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder of such Certificate is entitled pursuant to Section 5.1.

                              Article 6.
                    EFFECTIVE TIME OF THE MERGER

     Articles of Merger evidencing the transactions contemplated herein shall be delivered to the Iowa Secretary of State for filing as provided in the Reorganization Agreement. The Merger shall be effective at the time and on the date specified in such Articles of Merger (such date and time being herein referred to as the "Effective Time").

                              Article 7.
                         FURTHER ASSURANCES

     If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Merger Sub, or otherwise carry out the provisions hereof, the proper officers and directors of Merger Sub, as of the Effective Time, and thereafter the officers of the Surviving Corporation acting on behalf of Merger Sub, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the provisions hereof.

                              Article 8.
                         CONDITIONS PRECEDENT

     The obligations of Parent, Merger Sub and Company to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement (which is incorporated herein by reference).

                              Article 9.
                             TERMINATION

     Anything contained in the Plan of Merger to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of Company, this Plan of Merger may be terminated and the Merger abandoned as provided in the Reorganization Agreement.

                              Article 10.
                             MISCELLANEOUS

     10.1 This Plan of Merger may be amended or supplemented at any time prior to the Effective Time by mutual agreement of Parent, Merger Sub and Company. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors, in the cases of Merger Sub and Company, and the Supervisory Board and the Board of Management, in the case of Parent, and/or by officers authorized thereby and shall be subject to the proviso in Section 6.4 of the Reorganization Agreement.

     10.2 Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

     10.3 The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

     10.4 This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Iowa applicable to the internal affairs of Company and Merger Sub, respectively.

           [Remainder of page left intentionally blank;
             signatures appear on the following page.]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement and Plan of Merger to be executed in counterparts by their duly authorized officers as of the day and year first above written.

COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A., RABOBANK NEDERLAND

-------------------------                       -------------------------
By: Cor F. Broekhuyse                           By: Guillermo Bilbao
Title: Executive Vice President                 Title: Managing Director


UTRECHT-AMERICA
ACQUISITION CORP. II

-------------------------                       -------------------------
By: Cor F. Broekhuyse                           By: Guillermo Bilbao
Title: President                                Title: Vice President


AG SERVICES OF AMERICA, INC.

-------------------------                       ------------------------
By: Kevin D. Schipper                           By:
Title: Chief Executive Officer                  Title:
        and Secretary

                            Appendix 3.1

Cor F. Broekhuyse
Guillermo Bilbao
Robert Buckland
Hans Hannaart
Henry C. Jungling, Jr.
Gaylen D. Miller
Kevin D. Schipper

                                                        October 31, 2003




Special Committee of the Board of Directors
Ag Services of America, Inc.
1309 Technology Parkway
Cedar Falls, IA 50313

Gentlemen:

We understand that Ag Services of America, Inc. ("Ag Services" or the "Company") intends to enter into an Agreement and Plan of Reorganization and Agreement and Plan of Merger ("Merger Agreements") with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Rabobank, Nederland ("Rabobank" or, the "Purchaser") whereby a specially created subsidiary "("Merger Sub") of Rabobank will acquire for cash all of the outstanding shares of common stock of the Company (including a relatively small number of in-the-money options) for $8.50 per share (the "Proposed Transaction"). At the closing of the Proposed Transaction, the Merger Sub will be merged with and into the Company and Ag Services will be the surviving corporation. The terms and conditions of the Proposed Transactions will be more fully set forth in the Merger Agreements.

The Committee has requested our opinion (the "Opinion") as investment bankers as to whether the consideration to be received by the shareholders of the Company in the Proposed Transaction is fair, from a financial point of view (this "Engagement").

In undertaking our analysis as to the fairness from a financial viewpoint of the Proposed Transaction, we have relied on traditional valuation techniques, conducted other financial studies and analyses and performed such other investigations and took into account such other factors as we deemed necessary for purposes of the opinion expressed herein. We have, among other things:

     * reviewed publicly available information concerning, and Securities and Exchange Commission filings of, Ag Services dating back to February 28, 1999;

     * reviewed certain internal financial statements and other financial and operating data prepared by the Company's senior management;

     * analyzed Company senior management's recently revised Liquidation Analysis which gives effect to a liquidation of the Company, conducted discussions with senior management on its liquidation assumptions and compared the Liquidation Analysis with outcomes cited in the Company's Proxy Statement dated June 12, 2003 submitted to shareholders;

     * considered the financial and operating changes of the Company that have occurred since February 28, 2002;

     * reviewed and discussed with senior management of the Company certain foregoing and prospective strategic and financial issues, including the impact of the Proposed Transaction;

     * compared the financial performance of the Company and the prices and trading activities of its common stock with those of certain other comparable publicly-traded companies and their respective securities;

     *  analyzed the trading history of the common stock of the Company;

     * reviewed premiums of announced or concluded transactions in the past twelve months for companies classified as Agricultural Services and Non-Depository Credit Institutions and compared them with the premium over 1-day and 30-day average closing prices of Ag Services' common stock on the NYSE;

     * compared the Proposed Transaction with other business combination transactions and proposed transactions involving publicly-traded companies as reported by reliable information services; and concluded that the only viable transaction with which to compare the Proposed Transaction was the recently terminated Securities Purchase Agreement (reviewed by us) between the Company and ASP/ASA, LLC;

     * reviewed drafts of the Merger Agreements between the Purchaser and the Company, as well as drafts of other related documents
        (collectively, the "Transaction Documents") between and amongst the parties to the Proposed Transaction as they became available;

     * considered the prospects for the Company and its shareholders if the Proposed Transaction were not to be effected and if Ag Services were to implement a liquidation plan due to the unavailability of credit beyond one year;

     * considered the Company's inability to secure an appropriate credit facility or a financially sound equity partner after expending significant human and financial resources in such endeavors for more than a year and a half; and

     * performed such other analyses and considered such other factors as we deemed appropriate.

In preparing our Opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to, reviewed or analyzed by us in connection with this Opinion without making, or assuming any responsibility for making, any independent verification of such information. We have assumed that the Transaction Documents in the form finally entered into will not differ in any material respect from the drafts furnished to us and that the Proposed Transaction will be consummated on the terms set forth in the Transaction Documents without waiver or amendment of any of the material terms thereof.

With respect to the Liquidation Analysis and business prospects, we have assumed that such information has been reasonably prepared on a consistent basis with prior practice and that such information reflects the best currently available estimates and judgments of the Company's senior management, who has informed us that, absent the Proposed Transaction, the Company will be forced to liquidate and that, if the Company were liquidated, the discounted book value of the Company would likely be less than the consideration to be received by the shareholders in the Proposed Transaction. With regard to the Liquidation Analysis, we have further assumed, with your consent, that all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Liquidation Analysis. Other than the Liquidation Analysis, the Company has not provided us with any financial forecasts relating to the Proposed Transaction. We thus express no opinion with respect to the Liquidation Analysis or any of the assumptions, estimates or judgments upon which it was based. Further, we express no opinion as to the viability of the Company as a going concern if the Proposed Transactions is not effected and, as you know, we were not requested to explore any alternative to the Proposed Transaction. In addition, we have not made, or assumed any responsibility for making, any independent evaluation or appraisal of the assets or liabilities of Ag Services, nor have we been furnished with any such evaluation or appraisal. Our Opinion is necessarily based on economic, market and other conditions as they exist and as they can be evaluated as of the date of this Opinion. It should be understood that, although subsequent developments may affect this Opinion we do not have any obligation to update, revise or reaffirm this Opinion. We have not been requested to opine upon, and our Opinion does not in any manner address Ag Services' underlying business decision to proceed with the Proposed Transaction.

We are entitled to receive a fee for our services in respect to the Proposed Transaction. In addition, the Company has agreed to indemnify us from certain liabilities arising out of this Engagement. In the ordinary course of our business, we and our affiliates may trade the securities of the Company for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We recognize our responsibility for compliance with federal laws in connection with any such activities. In addition, one or more of our employees owns shares of common stock of the Company.

It is understood that this letter is for the Special Committee and the information of the Board of Directors of the Company in its consideration of whether the consideration to be received by the shareholders of Ag Services in the Proposed Transaction is fair, from a financial point of view. Our Opinion does not constitute a recommendation as to how any member of the Board or any stockholder should vote on the Proposed Transaction and is not to be quoted or referred to, in whole or in part, in any document, nor shall it be used for any other purpose without our prior written consent, except that we hereby consent to the inclusion of this Opinion in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Proposed Transaction and in the Proxy Statement to be sent to shareholders of the Company with respect thereto.

Subject to the foregoing, on the basis of our review and analyses and such other factors as we deemed relevant, it is our Opinion that as of the date hereof the consideration to be received by the shareholders of Ag Services in the Proposed Transaction is fair, from a financial point of view, to the shareholders of the Company.

                                            Very truly yours,
                                            Burnham Securities Inc.


                                            By:
                                               -------------------------
                                               Richard Lewisohn, III
                                               Senior Managing Director
                                               Burnham Securities Inc.